UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 12, 2010

CHINA ENVIRONMENTAL PROTECTION, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-148928	75-3255056
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Jiangsu Jinyu Environmental Engineering Co. Ltd.

West Garden, Gaocheng Town, Yixing City, Jiangsu Province, P.R. China

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

214214

(Zip Code)

[+86-510-87838598]

(Registrant's telephone number, including area code)

T.O.D. TASTE ON DEMAND INC.

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

China Environmental Protection, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment No.1”) to its Current Report on Form 8-K (the “Original 8-K”) to amend and restate the Company’s previously issued and audited financial statements and related financial notes as of September 30, 2009 and 2008 and for the years ended September 30, 2009 and 2008, which was originally filed with the Securities and Exchange Commission on February 12, 2010. Specifically, the restatements as described in Restatement of Previously Issued Financial Statements note (Note 1) to our financial statements include:

•	We reclassified “advance to employees" as others receivable.

•	Based our review of the collection history of our accounts receivable, we made adjustments to the allowance for doubtful accounts and the bad debt expenses.

•	We included the sales tax and sales tax affixation from the installation projections into the costs of revenue, instead of netting then from the gross revenue, pursuant to the local tax laws.

•	We matched the costs of installation projects with the revenue recognized from the relevant projects, and made adjustments to the inventory and costs of revenues.

•	Based on our review of the impairment of property, plant and equipment, we made adjustments to our property, plant and equipment and relevant depreciation expenses.

•	We included the interest income in the other income.

As a result of the foregoing restatements, we also updated our disclosure under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Additionally, we erroneously stated that Ping Ye was appointed Chief Financial Officer of the Company in the Original 8-K while as a matter of fact, Yuqiang Wu was appointed Chief Financial Officer of the Company. Therefore, this Amendment No. 1 has also corrected the erroneous statement and related disclosure.

We are also filing the following documents as exhibits to this Amendment No.1:

•	Articles of Merger as filed with the Secretary of State of Nevada

This Amendment No. 1 should be read in conjunction with the Original 8-K, and the Company’s other filings made with the Securities and Exchange Commission subsequent to the original filing. The Original 8-K has not been amended or updated to reflect events occurring since the original filing, except as specifically set forth in this Amendment No. 1.

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation: our ability to attract and retain management, and to integrate and maintain technical information and management information systems; our ability to raise capital when needed and on acceptable terms and conditions; the intensity of competition; and general economic conditions. Please see Risk Factors for discussion in detail. All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Item 1.01     Entry into a Material Definitive Agreement

As reported on T.O.D. Taste On Demand Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2010, the Company entered into an agreement (the “Merger Agreement”) with Dragon Path International Limited, a British Virgin Islands corporation (“Dragon Path”), and the sole shareholder of Dragon Path. The merger was closed on February 12, 2010. Pursuant to the terms of the Merger Agreement, the Company acquired all of the outstanding capital stock of Dragon Path through the merger with China Environmental Protection, Inc., a Nevada corporation (the “Merger Sub”) wholly owned by the Company. Dragon Path is a holding company whose only asset, held through a subsidiary, is 100% of the registered capital of Yixing Dragon Path Environment Technology Limited (“Yixing Dragon Path”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Dragon Path's operations are conducted in China through Yixing Dragon Path, and through contractual arrangements with Yixing Dragon Path’s consolidated affiliated entity in China, Jiangsu Zhenyu Environmental Protection Technology Co. Ltd. (“Zhenyu”). Zhenyu is engaged in design, manufacture, and installation of water and waste water treatment equipment for environmental protection purposes, as well as providing high-quality after-sales services.

In connection with the acquisition, the following transactions took place:

▪	The Merger Sub issued 100 shares of the common stock of the Merger Sub which constituted no more than 10% ownership interest in the Merger Sub in exchange for all the shares of the capital stock of Dragon Path (the “Share Exchange” or “Merger”). The 100 shares of the common stock of the Merger Sub were converted into approximately 16,150,000 shares of the common stock of the Company (the “Merger Consideration”) so that upon completion of the Merger, the sole shareholder of Dragon Path and his designees own approximately 95% of the common stock of the Company.

▪	Before the closing of the Merger, the Company affected a 4.61896118 for 1 reverse split of the outstanding common stock of the Company, so that after such split but before the issuance of the Merger Consideration there were approximately issued and outstanding 850,000 shares of common stock of the Company.

▪	Before the closing of the Merger, on February 11, 2010, the Company contributed all of the assets of the Company's business to T.O.D. (2010) Inc. a Nevada corporation ("Spin-Off Sub") which is wholly-owned by the Company, in preparation for a distribution of the stock of such subsidiary to the shareholders of the Company. The restricted shares of Spin-Off Sub will be distributed to the shareholders of the Company as of February 11, 2010.

▪	All officers of the Company before the Merger, including David Katzir, the Company’s Chief Executive Officer and President, resigned upon the effectiveness of the Merger.

▪	Boping Li, Chairman, Chief Executive Officer and President of Zhenyu, was elected to serve on our Board of Directors as Chairman of the Board, and as President and Chief Executive Officer of the Company.

▪	Upon the effectiveness of the Merger, Mr. Asael Karfiol resigned as a director of the Company. Mr. Yuqiang Wu will become a director of the Company and Mr. David Katzir will resign as a director of the Company ten days after the notice pursuant to Rule 14f-1 is mailed to the shareholders of record.

▪	Yuqiang Wu was appointed as Chief Financial Officer of the Company.

▪	As part of the Merger, the Company’s name was changed from “T.O.D. Taste on Demand, Inc.” to the Merger Sub’s name “China Environmental Protection, Inc.” The Company is communicating with FINRA for the name change and trading symbol change on the OTC Bulletin Board.

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As a result of these transactions, persons affiliated with Zhenyu now own securities that in the aggregate represent approximately 95% of the equity in the Company. In addition, persons affiliated with Zhenyu will control the Board of Directors of the Company ten days after the notice pursuant to Rule 14f-1 is mailed to the shareholders of record.

New Management

Upon the completion of the Merger, the new executive officers and directors of the Company will be:

Name	Age	Positions with the Company
Boping Li	48	Chairman, President and Chief Executive Officer
Yuqiang Wu	33	Chief Financial Officer and Director

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Boping Li, 48, Founder, Chairman and Chief Executive Officer of Zhenyu. Mr. Li served as Chairman and Chief Executive Officer of Zhenyu since September 1992. Prior to that, he was Vice Manager of Yixing Gaocheng Fiber Glass Equipment Factory from October 1987 to August 1992. Prior to that, he was Production Director of Yixing Gaocheng Glass Factory from May 1981 to September 1987. Mr. Li graduated from Nanjing University of Science and Technology with a bachelor degree in business administration.

Yuqiang Wu, 33, is also Chief Financial Officer of Jiangsu Jinyu Environmental Engineering Co. Ltd. and Jiangsu Zhenyu Environmental Protection Technology Co. Ltd, Mr. Wu joined the Company in August 2005. Prior to that, he served as Vice President and Finance Director of Yixing Gaojinhechuang Co. Ltd from August 2000 to July 2005. Prior to that, he served as Finance Director of Yixing Circulating Water Equipment Company from August 1999 to July 2000. He graduated from Metallurgic College of Jiangsu University of Science & Technology majored in financial accounting.

Security Ownership of Certain Beneficial Owners and Management

Upon completion of the Merger, there were 17,000,000 shares of the Company’s common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of February 12, 2010 by the following:

▪	each shareholder who beneficially owns more than 5% of our common;

▪	each of our named executive officers;

▪	Each of our directors; and

▪	Executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of February 12, 2010 (including shares subject to restrictions that lapse within 60 days of February 12, 2010) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Boping Li	0	(2)	—
Yuqiang Wu	0		—
David Katzir(3)	22,924		Less than one percent

All such directors and executive officers as a group (three persons)	22,924		Less than one percent
Five Percent Shareholders (other than directors and named executive officers)

Weihua Zhao (4)	11,020,000		64.82%

(1)	All shares are owned of record and beneficially except as otherwise noted. Except as otherwise noted, each shareholder’s address is c/o Jiangsu Zhenyu Environmental Protection Technology Co. Ltd, West Garden, Gaocheng Town, Yixing City, Jiangsu Province, P.R. China, 214214.

(2)	Mr. Boping Li, his wife Ms. Qinfen Ding and Mr. Weihua Zhao, the sole shareholder of Crown Orient International Limited, a BVI corporation and our principal shareholder, have entered into an agreement dated January 27, 2010, pursuant to which Mr. Li and Ms. Ding may purchase shares of the common stock of Crown Orient International Limited from Mr. Zhao for a nominal price if the merged company achieves certain revenue thresholds.

(3)	The address of this stockholder is c/o T.O.D. (2010) Inc., 55 Hakeshet Street, Reuth, Israel 91708.

(4)	Beneficially owns the shares indicated, which are owned of record by Crown Orient International Limited, a BVI corporation and our principal shareholder.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Dragon Path International Limited

Dragon Path International Limited (“Dragon Path”) was organized under the laws of the British Virgin Islands on November 5, 2009. Mr. Weihua Zhao, a New Zealand citizen, is the sole shareholder of Dragon Path.

Yixing Dragon Path Environment Technology Limited

Yixing Dragon Path Environment Technology Limited (“Yixing Dragon Path”) was incorporated as a limited liability company on January 26, 2010 under PRC law. It is currently 100% owned by Dragon Path, and by virtue of such ownership Yixing Dragon Path is a “wholly foreign owned enterprise” (“WFOE”) under PRC law. Our business is currently conducted through contractual arrangements with Zhenyu, our consolidated affiliated entity in China. These contractual arrangements enable us to:

▪	exercise effective control over Zhenyu;

▪	receive a substantial portion of the economic benefits from Zhenyu; and

▪	have an exclusive option to purchase all or part of the equity interests in Zhenyu when and to the extent permitted by PRC law.

Jiangsu Zhenyu Environmental Protection Technology Co. Ltd.

We are a prominent China-based water treatment equipment supplier and project contractor. Holding six national patents and through sixteen years of development, we have relatively strong market share in waste water treatment sector in China and are ranked among top six of Yixing City’s best environmental protection enterprises based on Yixing Municipal Government’s ranking of 2009 outstanding environment protection enterprises (Yizhengfa Document No.[2010]18). Yixing is the country’s production base for environment protection equipment.  We are headquartered in Yixing, Jiangsu, with total building areas of 7,800 square meters. We have six offices located in different parts of China to engage in product sales and engineering project construction activities. We have 171 employees in total.

Our major customers include customers conducting business in petroleum and chemical industry, electricity industry, as well as many municipal waste water treatment plants. Our products address the key steps in the water treatment process, such as filtration, water softening, water-sediment separation, aeration, disinfection and reverse osmosis. Our major products include ZFP-1380 Rotating Disc Aeration equipment, ZYXG Series of Sludge Suction Scraper, ZYSR Series of Surface Scraper and other water treatment environmental protection equipment.

We have established cooperative relationship with major universities and other industrial design institutions to conduct our R&D activities. We continually expand our market by introducing new products that diversify our revenue base, staying current with technological developments in the water treatment equipment industry, and effectively maintaining our competitive advantage.

We have experienced significant growth in our financial results.  In the fiscal year ended September 30, 2009, we have generated RMB 178.9 million (USD 26.0 million) in consolidated revenue and RMB 41.0 million (USD 6.10 million) of net profit attributable to the Company, which represent over 199.75% and 278.63% increase over the fiscal year 2008 results, respectively.

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Our Industry

The water treatment industry in China has experienced and is expected to continue to experience rapid growth. China faces severe water shortages and natural water resource pollution due to rapid growth in population, urbanization and industrialization. To address those issues, the Chinese government has enacted environmental standards and invested significantly in water treatment projects to promote sustainable economic growth and to provide its population with affordable, purified water.

According to the poll conducted by Freedonia, the global market demand for waste water treatment equipment will consistently grow at an annual rate of 6.4% for the next few years. The global sales volume will reach $39.9 billion by the year of 2011. In the Chinese market, the same demand will increase at an annual growth rate of 15.5% before 2012.

During the past 5 years, the market demand trend for waste water treatment equipment in China has been kept steadily increasing, primarily due to increased level of industrialization, urbanization, and awareness of environment protection among general public. According to the relevant data provided by Frost & Sullivan, more than 3,000 waste water treatment plants have been built and put into use in China from 2001 to 2005.

China Environmental Protection Industry Association predicts that sales of waste water treatment equipment will increase from $2.1 billion in 2004 to $3.8 billion in 2010, with compound annual growth rate of 10.1%. In the meantime, revenue generated from waste water treatment related industry will increase from $3 billion in 2004 to $14.6 billion in 2010, with compound annual growth rate of 30.0%.  The newly published laws and regulations relating to environment protection in China, as well as general public’s concerns on industrial pollution, have also educated enterprises and general public, enabling them to become aware of the importance and benefits of waste water treatment.

China ranks 88th in the world in terms of per capita water resource, with 2,200 cubic meters per person in China compared to the world average of 8,800 cubic meters per person. Meanwhile, China faces poor water management issue. The water utilization rate, for a number of rivers in China, including the Huai River, Liao River and Yellow River, was as high as 60% in 2007 in comparison with the 30% to 40% international standards with the intention of conserving water resources. Moreover, 49% of China’s seven major water bodies were designated as Type IV and V water bodies, which indicates that they are polluted and unsuitable for humans (a designation of Type I, II or III is required for drinking water,  National Surface Water Quality Monthly Report of February 2008 issued by the China National Environmental Monitoring Center).

China has enacted numerous water reforms to address the country’s water shortage and water pollution problems. We believe stricter water quality regulations for existing infrastructure will continue to drive incremental spending in water treatment methods.  According to the Ministry of Water Resources, the average water tariff of waterworks increased 505% from RMB0.0280 per cubic meter in 2000 to RMB0.1442 per cubic meter in 2007.

China’s water shortage and pollution control strategies are driving increased water treatment investment by the Chinese government and private investors. For example, approximately 3,000 wastewater plants were built in China between 2001 and 2005 according to Frost & Sullivan. In addition, major water supply projects in China, such as the South-to-North Water Diversion Project providing for a network of water transfer canals from the relatively water rich south to the north, will cost approximately $22 billion before 2013.

The Chinese government’s National Environmental Protection 11th Five-Year Plan (2006-2010), or the Five-Year Plan, establishes explicit objectives for water resource protection, drinking water quality improvement and water treatment development. For example, the plan requires all urban municipalities to build wastewater treatment facilities with wastewater treatment rate of no less than 70% and a nationwide urban wastewater treatment capacity of 100 million tons per day. To accomplish those goals, planned investment of urban wastewater infrastructure (including the cost of wastewater treatment, sewers, sludge treatment and wastewater recycling) in China is expected to be RMB332 billion between 2006 and 2010 according to the National Urban Wastewater Treatment and Recycling Facilities Construction 11th Five-Year Plan.

The Chinese government has also implemented market reforms and encouraged private sector participation to improve operational efficiencies at municipal wastewater treatment facilities. As a result of such reforms, two market-based management models—build-operate-transfer, or BOT, and transfer-operate-transfer, or TOT—have been developed in an effort to expand available sources of capital and improve operational efficiencies within the water sector.

Market Size and Growth Potential

With China’s ongoing industrialization and urbanization, we expect a strong demand for water treatment equipment in China in the coming years. The global demand for water treatment products is projected to grow nearly 6.4% per year to $39.9 billion in 2011, and the demand for water treatment products in China is estimated to increase nearly 15.5% per year through 2012 (Freedonia Group).

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The sources of demand and resulting customers in the Chinese market for water treatment equipment can be classified into the following four broad categories: the circulating water treatment industry, the industrial water purification industry, the wastewater treatment industry and the waste water treatment industry. According to The China Association of Environmental Protection Industry, or CAEPI, the market for these industries will have double digit annual growth rate ranging from 12% to 25% until year 2010.

The size of the circulating water treatment industry in China is estimated at $2.2 billion in 2010. Many industrial sectors, such as food and beverages, electronics, pharmaceuticals and chemical/petroleum processors, require treated circulating water in their products or as part of their manufacturing processes. The use of untreated circulating water in manufacturing processes can result in inconsistent product quality and substantial equipment degradation, which can lead to high maintenance or replacement costs.

The size of the industrial water purification sector, is estimated at $14.4 billion in 2010. The pharmaceutical, chemical, food and beverage, food processing and electronics industries all require highly purified water in their manufacturing processes and significantly affects the business outlook of those industries in China.

Chinese regulations regarding the disposal of aqueous industrial waste, combined with public concern for industrial pollution, have led to increased awareness on the part of businesses and public utilities as to the benefits of wastewater treatment and waste minimization. In response to higher water prices and rising wastewater discharge fees, industrial manufacturers have also become aware of the cost-effectiveness of recycling their wastewater. As a result of these factors, industrial manufacturers increasingly require complex systems and equipment to treat and recycle process water and wastewater.

According to the Organization for Economic Co-operation and Development’s Environmental Performance Reviews on China, the size of the municipal waste water treatment industry in China is estimated at $15 billion in 2010. Water in nearly half of China’s major cities fails to meet the national standards for drinking water. Defects in chemical treatment of tap water and aging municipal water supply systems have caused additional pollution. Traditional processes of using chemicals for water treatment have only limited capability in removing organic matters in water and may result in the concentration of harmful substances such as ammonia nitrogen and bio-assimilating organic carbon and odor in the treated water. Improving the quality of drinking water has become an urgent task in China.

Our Strengths, Strategies, Risks and Uncertainties

Under the current circumstances, we believe the following strengths allow us to compete effectively in the water treatment equipment and project construction industry in China:

▪	With more than 16 years and rich experience in the industry, we are one of the first few water treatment companies in China with strong customer recognition and industry reputation.

▪	We have established good cooperative relationship with major universities and other industrial design institutions for our R& D activities. With six national patents on our key products, we will continue to make significant efforts on R&D development. From raw materials to finished goods, from product design to engineering installation, we rely on our own ability, rather than outsourcing to cut costs.

▪	Our standardized and scalable business model focuses on standardized water treatment equipment as well as engineering process designed for high asset turnover.

Our strategies are to capitalize on our competitive strengths, to expand our current market penetration and to benefit from the anticipated rapid growth in China’s water treatment industry. Our goal is to become the leading player in the environmental protection industry in China focusing on water treatment by implementing the following strategies:

▪	Business Transition –We are making business transition from traditional equipment manufacturing to the design, manufacture, installation of both equipment and engineering projects for waste water treatment, as well as provide after-sales services to customers.

▪	Market Share Expansion – We are expanding our market share through strengthened marketing campaign aiming at targeted markets: including more than 50 new municipal waste water treatment plants in Hebei province, 60 new municipal waste water treatment plants in Hubei province, and construction of facilities of municipal waste water interception pipelines for 113 municipal waste water treatment plants in Hunan province.

▪	Cost Control – We strive to increase our innovative ability in order to maintain strict cost control.

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Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including the following:

▪	We need to timely make new product enhancements and new products, otherwise we may be unable to grow our revenue as expected and may incur expenses relating to the development or acquisition of new products and technologies;

▪	Competition from present and future competitors in China’s growing water treatment market; and

▪	Our business is capital intensive and our growth strategy may require additional capital which may not be available on favorable terms or at all

These risks and uncertainties, along with others, are also described in the Risk Factors section of this Current Report on Form 8-K.

Risk Factors

An investment in our common stock or other securities involves a number of risks.  You should carefully consider each of the risks described below before deciding to invest in our common stock.  If any of the following risks develops into actual events, our business, financial condition or results of operations could be negatively affected, the market price of our common stock or other securities could decline and you may lose all or part of your investment.

The risk factors presented below are all of the ones that we currently consider material. However, they are not the only ones facing our Company.  Additional risks not presently known to us, or which we currently consider immaterial, may also adversely affect us.  There may be risks that a particular investor views differently from us, and our analysis might be wrong.  If any of the risks that we face actually occur, our business, financial condition and operating results could be materially adversely affected and could differ materially from any possible results suggested by any forward-looking statements that we have made or might make.  In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business and Industry

If the market for water treatment equipment does not grow at the rate we expect or at all, our sales and profitability may be materially and adversely affected.

We derive all of our revenue from sales of our products in China. Our business’ development depends, in large part, on continued growth in the demand for quality water treatment equipment in China. Although this market has grown rapidly, the growth may not continue at the same rate. The Freedonia Group, a market research firm, projects demand for water treatment products in China will increase nearly 15.5% per year through 2012. However, developments in our industry are, to a large extent, outside of our control and any reduced demand for water treatment equipment, any downturn or other adverse changes in China’s economy could materially and adversely harm our sales and profitability.

If we fail to meet evolving customer demands and requirements for water treatment equipment, including through product enhancements or new product introductions, or if our products do not compete effectively, our financial results may be materially and adversely affected.

The market for water treatment equipment is characterized by changing technologies, periodic new product introductions and evolving customer and industry requirements, including solution requirements for different contaminants or varying volumes of water. Our competitors are continuously searching for more cost effective and efficient water treatment methods and technologies which, if successful, could render our products obsolete in whole or in part. Our research and development efforts will focus on developing new processes, applications and technologies to enhance our existing products. If we fail to timely develop new product enhancements and new products or if our products are rendered obsolete, we may be unable to grow our revenue as expected and may incur expenses relating to the development or acquisition of new products and technologies that are not fully offset by the revenue they generate, which could materially and adversely affect our financial results.

If we fail to maintain or improve our market position or respond successfully to changes in the competitive landscape, our business, financial condition and results of operations may be materially and adversely affected.

We operate in a highly competitive industry characterized by rapid technological development and evolving industry standards. Our competitors include a number of global and China-based companies that produce and sell products similar to ours. Some of our international competitors have stronger brand names, greater access to capital, longer operating histories, longer or more established relationships with their customers, stronger research and development capabilities and greater marketing and other resources than we do. Some of our domestic competitors have stronger distribution networks and end-user customer bases, better access to government authorities and stronger industry-based backgrounds than us. Due to the evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, and thereby intensify competition. These competitors may be able to reduce our market share by adopting more aggressive pricing policies than we can or by developing technology and services that gain wider market acceptance than our products. Existing and potential competitors may also develop relationships with our distributors in a manner that could significantly harm our ability to sell, market and develop our products. As a result of these competitive pressures and expected increases in competition, we may price our products lower than our competitors to maintain market share. Any lower pricing may negatively affect our profit margins. If we fail to maintain or improve our market position or fail to respond successfully to changes in the competitive landscape, our business, financial condition and results of operations may be materially and adversely affected.

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Our business is capital intensive and our growth strategy may require additional capital which may not be available on favorable terms or at all.

We may require additional cash resources due to changed business conditions, implementation of our strategy to expand our manufacturing capacity or potential investments or acquisitions we may pursue. To meet our capital needs, we may sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution of your holdings. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Our failure to adequately protect, or uncertainty regarding the validity, enforceability or scope of, our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We strive to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, we regard our intellectual property as critical to our success. Implementation and enforcement of intellectual property-related laws in China has historically been lacking due primarily to ambiguities in Chinese intellectual property law. Accordingly, protection of intellectual property and proprietary rights in China may not be as effective as in the United States or other countries. Currently, we hold six Chinese patents. We will continue to rely on a combination of patents, trade secrets, trademarks and copyrights to protect our intellectual property, but this protection may be inadequate. For example, our pending or future patent applications may not be approved or, if allowed, they may not be of sufficient strength or scope to protect our intellectual property. As a result, third parties may use the technologies and proprietary processes that we have developed and compete with us, which may negatively affect any competitive advantage we enjoy, dilute our brand and materially and adversely affect our results of operations. In addition, policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights and due to the relative unpredictability of China’s legal system and potential difficulties of enforcing a court’s judgment in China, there is no guarantee litigation would result in an outcome favorable to us. Furthermore, any such litigation may be costly and may divert our management’s attention away from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. We have no insurance coverage against litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties. All of the foregoing factors could harm our business, financial condition and results of operations.

Third party use of our trademarks and the “Zhenyu” name may dilute their value and materially and adversely affect our reputation, goodwill and brand.

Due to ambiguities in Chinese intellectual property law, the cost of enforcement and our prior lack of enforcement, we may be unable to prevent third parties from using the Zhenyu trademark and our name, Zhenyu.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely against us, could disrupt our business and subject us to significant liability to third parties.

Our success largely depends on our ability to use and develop our technology, know-how and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violation of other intellectual property rights of third parties. The holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us or may otherwise make it difficult for us to acquire a license on commercially acceptable terms.

There may also be technologies licensed to and relied on by us that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in China or other countries. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceeding to which we may become a party could cause us to:

▪	pay damage awards;

▪	seek licenses from third parties;

▪	pay additional ongoing royalties, which could decrease our profit margins;

▪	redesign our products; or

▪	be restricted by injunctions.

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These factors could effectively prevent us from pursuing some or all of our business and result in our end-user customers or potential end-user customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

We may undertake acquisitions, which may have a material adverse effect on our ability to manage our business, and may end up being unsuccessful.

Our growth strategy may involve the acquisition of new technologies, businesses, products or services or the creation of strategic alliances in areas in which we do not currently operate. These acquisitions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers. Furthermore, acquisitions may require significant attention from our management, and the diversion of our management’s attention and resources could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions into our existing business and operations. Future acquisitions may also expose us to potential risks, including risks associated with:

▪	the integration of new operations, services and personnel;
▪	unforeseen or hidden liabilities;
▪	the diversion of resources from our existing businesses and technologies;
▪	our inability to generate sufficient revenue to offset the costs of acquisitions; and
▪	potential loss of, or harm to, relationships with employees or customers, any of which may have a material adverse effect on our ability to manage our business.

Failure to manage our growth could strain our management, operational and other resources, which may materially and adversely affect our business, financial condition and results of operations.

Our growth strategy includes increasing market penetration of our existing products, developing new products, expanding our product offerings and providing a comprehensive integrated set of products. Pursuing these strategies has resulted in, and will continue to result in, substantial demands on management resources. In particular, the management of our growth will require, among other things:

▪	continued enhancement of our research and development capabilities
▪	continued growth of our manufacturing capacity;
▪	stringent cost controls and sufficient liquidity;
▪	strengthening of financial and management controls;
▪	increased marketing, sales and sales support activities; and
▪	hiring and training of new personnel

We may not be able to effectively manage any expansion in one or more of these areas, and any failure to do so could harm our ability to maintain or increase revenue and operating results. In addition, our growth may require us to make significant capital expenditures or to incur other significant expenses. If we are not able to manage our growth successfully, our business, financial condition and results of operations may be materially and adversely affected.

The slowdown of China’s economy caused in part by the recent challenging global economic conditions may adversely affect our business, results of operations and financial condition.

 China’s economy has experienced a slowdown after the second quarter of 2007, when the quarterly growth rate of China’s gross domestic product reached 11.9%. A number of factors have contributed to this slowdown, including appreciation of the Renminbi, which has adversely affected China’s exports, and tightening macroeconomic measures and monetary policies adopted by the Chinese government aimed at preventing overheating of China’s economy and controlling China’s high level of inflation. The slowdown has been further exacerbated by the challenging global economic conditions in the financial services and credit markets, which in recent months has resulted in extreme volatility and dislocation of the global capital and credit markets.

On November 5, 2008, the State Council of China announced an economic stimulus plan in the amount of $585 billion to stimulate economic growth and bolster domestic demand. The economic stimulus plan includes, among others, increased spending on basic infrastructure construction projects for water, electricity, gas and heat to improve the standard of living in China and protect the environment. Although the economic stimulus plan could generate increased demand for our water treatment equipment, we cannot assure you that the economic stimulus plan or various macroeconomic measures and monetary policies adopted by the Chinese government to guide economic growth and the allocation of resources will be effective in sustaining the growth of the Chinese economy. The slowdown of the Chinese economy could lead to a decrease in business and construction activity nationwide, which could reduce demand for our products and adversely affect our business, results of operations and financial condition.

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If we fail to accurately project demand for our products, we may encounter problems of inadequate supply or oversupply, which would materially and adversely affect our business, financial condition and results of operations, as well as damage our reputation and brand.

We project demand for our products based on rolling projections and our understanding of industrial policies and government plans for future residential developments that may affect demand for water treatment equipment. The varying sales and purchasing cycles, however, make it difficult for us to accurately forecast future demand for our products.

If we overestimate demand, we may purchase more raw materials or components than required. If we underestimate demand, our third party suppliers may have inadequate raw material or product component inventories, which could interrupt our manufacturing and delay shipments, and could result in lost sales. In particular, we are seeking to reduce our procurement and inventory costs by matching our inventories closely with our projected manufacturing needs and by deferring our purchase of raw materials and components from time to time in anticipation of supplier price reductions. As we seek to balance reduced inventory costs and production flexibility, we may fail to accurately forecast demand and coordinate our procurement and production to meet demand on a timely basis. Our inability to accurately predict and to timely meet our demand would materially and adversely affect our business, financial conditions and results of operations as well as damage our reputation and brand.

If we cannot obtain sufficient raw materials and components that meet our production standards at a reasonable cost or at all, our ability to produce and market our products, and thus our business, could suffer.

For the fiscal year 2009, 54.96% of our raw materials were purchased from our top two vendors. If any supplier is unwilling or unable to provide us with high-quality raw materials and components in required quantities and at acceptable costs, we may not be able to find alternative sources on satisfactory terms in a timely manner, or at all. In addition, some of our suppliers may fail to meet qualifications and standards required by our customers now or in the future, which could impact our ability to source raw materials and components. Our inability to find or develop alternative supply sources could result in delays or reductions in manufacturing and product shipments. We may be required to redesign our products to conform to the materials and components provided by these alternative suppliers. Moreover, these suppliers may delay shipments or supply us with inferior quality raw materials and components that may adversely impact the performance of our products. The costs of raw materials could increase and we may not be able to pass these price increases on to our customers. If any of these events occur, our ability to produce and market our products, and thus our business could suffer.

Any interruption in our manufacturing operations or production and distribution processes could impair our financial performance and negatively affect our brand.

Our manufacturing operations involve the coordination of raw materials and components (some sourced from third parties), internal production processes and external distribution processes. While these operations are modified on a regular basis in an effort to improve manufacturing and distribution efficiency and flexibility, we may experience difficulties in coordinating the various aspects of our manufacturing processes, thereby causing downtime and delays. We manufacture, assemble and store almost all of our products, as well as conduct some of our primary research and development activities, at a principal facility located in the Langfang Economic & Technical Development Zone near Beijing, China. We do not maintain back-up facilities, so we depend on this facility for the continued operation of our business. A natural disaster or other unanticipated catastrophic event, including power interruptions, water shortage, storms, fires, earthquakes, terrorist attacks and wars, could significantly impair our ability to manufacture our products and operate our business, as well as delay our research and development activities. Our facility and certain equipment located in this facility would be difficult to replace and could require substantial replacement lead-time. Catastrophic events may also destroy any inventory located in our facility. The occurrence of such an event could materially and adversely affect our business. In addition, any stoppage in production, even if temporary, or delay in delivery to our customers could severely affect our business or reputation. We currently do not have business interruption insurance to offset these potential losses and any interruption in our manufacturing operations or production and distribution processes could impair our financial performance and negatively affect our brand.

Our insurance coverage may be inadequate to protect us against losses.

Although we maintain property insurance coverage for our facilities , we do not have any business liability, loss of data or business interruption insurance coverage for our operations in China. If any claims for injury are brought against us, or if we experience any business disruption, litigation or natural disaster, we might incur substantial costs and diversion of resources.

Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

Our operating results depend, in part, on our ability to deliver quality products on a timely and cost effective basis. As our products become more advanced, it may become more difficult to maintain our quality standards. If we experience deterioration in the performance or quality of any of our products, including as a result of the expansion of our manufacturing capabilities, it could result in delays in delivery, cancellations of orders or customer returns and complaints, loss of goodwill and harm to our brand and reputation. Furthermore, our products are manufactured using raw materials and components that have been produced by third parties, and when a problem occurs, it may be difficult to identify the source of the problem. These problems may lead to a decrease in customers and revenue, harm to our brand, unexpected expenses, loss of market share, the incurrence of significant repair costs, diversion of the attention of our personnel from our product development efforts or customer relation problems, any one of which may materially and adversely affect our business, financial condition and results of operations.

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Our products may become subject to recall in the event of defects or other performance related issues.

Our products may become subject to recall and we may be at risk for product recall costs which are costs incurred when, either voluntarily or involuntarily, a product is recalled through a formal campaign to solicit the return of specific products due to a known or suspected performance defect. Costs typically include the cost of the product, part or component being replaced, the cost of the recall borne by our customers and labor to remove and replace the defective part or component. Our products have not been the subject of an open recall. If a recall decision is made, we will need to estimate the cost of the recall and record a charge to earnings in that period. In making this estimate, judgment is required as to the quantity or volume to be recalled, the total cost of the recall campaign, the ultimate negotiated sharing of the cost between us and the customer and, in some cases, the extent to which the supplier of the part or component will share in the recall cost. As a result, these estimates are subject to change. Excessive recall costs or our failure to adequately estimate these costs may negatively affect our operating results.

 Environmental claims or failure to comply with any present or future environmental regulations may require us to spend additional funds and may harm our results of operations.

We are subject to environmental, health and safety laws and regulations that affect our operations, facilities and products in China. Any failure to comply with any present or future environmental, health and safety laws and regulations could result in the assessment of damages or imposition of fines against us, suspension of production, cessation of our operations or even criminal sanctions. New laws and regulations could also require us to acquire costly equipment or to incur other significant expenses. Our failure to control the use of, or adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspension of our business operations, which may harm our results of operations.

If we are deemed to have materially violated the regulation regarding the discharge of pollutants, the governmental authorities may order us to rectify the situation of noncompliance within a time limit. If more stringent regulations are adopted in the future, the related compliance costs could be substantial. Any failure by us to control the use of or to adequately restrict the discharge of hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

We depend heavily on key personnel, and the loss of key employees and senior management could harm our business.

Our future success depends in significant part upon the continued contributions of our key technical and senior management personnel, Mr. Boping Li, our founder and chief executive officer, for example. It also depends in significant part upon our ability to attract and retain additional qualified management, technical, sales and marketing and support personnel for our operations. Competition for such personnel is intense and we may fail to retain our key personnel or fail to attract, assimilate or retain other high-qualified personnel in the future. If we lose a key employee, if a key employee fails to perform in his or her current position or if we are not able to attract and retain skilled employees as needed, our business could suffer. Turnover in our senior management could significantly deplete institutional knowledge held by our existing senior management team and impair our operations, which could harm our business.

In addition, if any of these key personnel joins a competitor or forms a competing company, we may lose some of our end-user customers. In such cases, our profitability and financial performance may be adversely affected. We have entered into confidentiality and non-competition agreements with all of these key personnel. However, if any disputes arise between these key personnel and us, it is not clear, in light of uncertainties associated with the Chinese legal system, what the court decisions will be and the extent to which these court decisions could be enforced in China, where all of these key personnel reside and hold some of their assets. See “—Risks Related to Doing Business in China—China’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.”

The newly enacted Chinese enterprise income tax law will affect tax exemptions on the dividends we receive and increase the enterprise income tax rate applicable to us.

We conduct substantially all of our business through our wholly owned Chinese subsidiaries and we derive all of our income from these subsidiaries. Prior to January 1, 2008, dividends derived by foreign legal persons from business operations in China were not subject to the Chinese enterprise income tax. However, such tax exemption ceased after January 1, 2008 with the effectiveness of the new EIT law.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. Moreover, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the New York Stock Exchange, have imposed additional requirements on corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. For example, as a result of becoming a public company, we will need to add independent directors to our board and adopt policies regarding internal controls and disclosure controls and procedures. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be difficult for us to attract and retain qualified persons to serve on our board of directors due to increased risks of liability to our directors under the new rules and regulations. We are currently evaluating and monitoring developments with respect to these new rules and regulations, and we cannot predict or estimate with any degree of certainty the amount or timing of additional costs we may incur.

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Although our results of operations, cash flows and financial condition reflected in our combined and consolidated financial statements include all of the expenses allocable to our business, because of the additional administrative and financial obligations associated with operating as a publicly traded company, they may not be indicative of the results of operations that we would have achieved had we operated as a public entity for all periods presented or of future results that we may achieve as a publicly traded company with our current holding company structure. Such variations may be material to our business.

Risks Relating to Doing Business in China

Our business operations are primarily conducted in China. Because China’s economy and its laws, regulations and policies are different from those typically found in the west and are continually changing, we will face risks including those summarized below.

Adverse changes in political and economic policies of the Chinese government could impede the overall economic growth of China, which could reduce the demand for our products and have a material adverse effect on our business and prospects.

We conduct all of our operations and generate all of our sales in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;

•	the early stage of development of the market-oriented sector of the economy;

•	the rapid growth rate;

•	the higher level of control over foreign exchange; and

•	the allocation of resources.

As the Chinese economy has been transitioning from a planned economy to a more market-oriented economy, the Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. While the Chinese economy has grown significantly in the past 30 years, the growth has been uneven geographically among various sectors of the economy, and during different periods. We cannot assure you that the Chinese economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on our business. For example, the Chinese economy experienced high inflation in the second half of 2007 and the first half of 2008. China’s consumer price index soared 7.9% during the six months ended June 30, 2008 as compared to the same period in 2007. To combat inflation and prevent the economy from overheating, the Chinese government adopted a number of tightening macroeconomic measures and monetary policies, including increasing interest rates, raising statutory reserve rates for banks and controlling bank lending to certain industries or economic sectors. However, due in part to the challenging global economic conditions facing the financial services and credit markets and other factors, the growth rate of China’s gross domestic product has decreased to 6.8% in the fourth quarter of 2008, down from 11.9% in the second quarter of 2007. As a result, beginning in September 2008, among other measures, the Chinese government began to loosen macroeconomic measures and monetary policies by reducing interest rates and decreasing the statutory reserve rates for banks. In addition, on November 5, 2008, the State Council of China announced an economic stimulus plan in the amount of $585 billion to stimulate economic growth and bolster domestic demand. The economic stimulus plan includes, among others, increased spending on basic infrastructure construction projects for water, electricity, gas and heat to improve the standard of living in China and protect the environment. Although the economic stimulus plan could generate increased demand for our water treatment equipment, we cannot assure you that the economic stimulus plan or various macroeconomic measures and monetary policies adopted by the Chinese government to guide economic growth and the allocation of resources will be effective in sustaining the growth of the Chinese economy.

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The Chinese government will continue to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways. Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of water treatment investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects. Our ability to operate in China may also be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land-use-rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support China’s economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, we could be subject to severe penalties.

Our businesses are currently primarily provided through contractual arrangements between Yixing Dragon Path, our WFOE operating subsidiary and Zhenyu.  If we, our existing or future PRC operating subsidiaries and affiliates are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of our PRC subsidiaries and affiliates;

•	discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

•	imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

•	requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

•	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with Zhenyu and its shareholders for a substantial portion of our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with Zhenyu and its shareholders to operate our business. For a description of these contractual arrangements, see “Corporate Structure and Contractual Arrangements” and “Related Party Transactions”. These contractual arrangements may not be as effective in providing us with control over Zhenyu as direct ownership. If we had direct ownership of Zhenyu, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Zhenyu which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if Zhenyu or any of its shareholders fails to perform respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective. For example, if the shareholders of Zhenyu were to refuse to transfer their equity interest in Zhenyu to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiary and affiliated entity may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

As a result of this risk, you should evaluate our results of operations and financial condition without regard to these tax savings.

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The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 26 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary, Yixing Dragon Path, is a wholly foreign-owned enterprise which is an enterprise incorporated in China and wholly-owned by foreign investors. Yixing Dragon Path is subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into with Zhenyu. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with Zhenyu, and other foreign investors, including you.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot assure you that all of our shareholders who are PRC residents will comply with our request to make or obtain any registrations or approvals required under these regulations or other related legislation. Furthermore, as the regulations are relatively new, the PRC government has yet to publish implementing rules, and much uncertainty remains concerning the reconciliation of the new regulations with other approval requirements. It is unclear how these regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. The failure or inability of our PRC resident shareholders to comply with these regulations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to inject additional capital into our PRC subsidiaries and the ability of our PRC subsidiaries to make distributions or pay dividends, or materially and adversely affect our ownership structure. If any of the foregoing events occur, our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay the tax, together with late-payment interest and penalties.

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If any of our PRC affiliates becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy those assets, which could reduce the size of our advertising network and materially and adversely affect our business, ability to generate revenue and the market price of our stock.

Substantially all of our operations are conducted in China through contractual arrangements with Zhenyu and its shareholders. As part of these arrangements, Zhenyu holds certain of the assets that are important to the operation of our business. If it goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If Zhenyu undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of our stock.

All of our assets are located in China. So any dividends or proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our assets are located inside China. Under the laws governing FIEs in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment or liquidation.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the People’s Republic of China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Anti-inflation measures may be ineffective or harm our ability to do business in China.

In recent years, the PRC government has instituted anti-inflationary measures to curb the risk of an overheated economy characterized by debilitating inflation. These measures have included devaluations of the renminbi, restrictions on the availability of domestic credit, and limited re-centralization of the approval process for some international transactions. These austerity measures may not succeed in slowing down the economy’s excessive expansion or control inflation, or they may slow the economy below a healthy growth rate and lead to economic stagnation or recession; in the worst-case scenario, the measures could slow the economy without curbing inflation. The PRC government could adopt additional measures to further combat inflation, including the establishment of price freezes or moratoriums certain projects or transactions. Such measures could harm the economy generally and hurt our business by limiting the income of our customers available to purchase our merchandise, by forcing us to lower our profit margins, and by limiting our ability to obtain credit or other financing to pursue our expansion plans or maintain our business.

Governmental control of currency conversions may affect the value of your investment.

All of our revenue is earned in renminbi, and any future restrictions on currency conversions may limit our ability to use revenue generated in renminbi to make dividend or other payments in U.S. dollars. Although the PRC government introduced regulations in 1996 to allow greater convertibility of the renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises like us may buy, sell or remit foreign currencies only after providing valid commercial documents at a PRC banks specifically authorized to conduct foreign-exchange business.

In addition, conversion of renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign-exchange accounts for capital account items. There is no guarantee that PRC regulatory authorities will not impose additional restrictions on the convertibility of the renminbi. Such restrictions could prevent us from distributing dividends and thereby reduce the value of our stock.

The fluctuation of the exchange rate of the renminbi against the dollar could reduce the value of your investment.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and renminbi. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into renminbi for our operations, appreciation of the renminbi against the U.S. Dollar could reduce the value in renminbi of our funds. Conversely, if we decide to convert our renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the renminbi, the U.S. dollar equivalent of our earnings from The Company, our subsidiary in China, would be reduced. In addition, the depreciation of significant U.S. Dollar-denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

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On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the renminbi to the U.S. Dollar. Under the new policy, the renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the renminbi against the U.S. dollar of approximately 12% as of the date of this report. While the international reaction to the renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further andmoresignificant appreciation of the renminbi against the U.S. Dollar.

We receive all of our revenues in renminbi. The PRC government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of the China. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where renminbi are to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government could also restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

Recently-modified SAFE regulations may restrict our ability to remit profits out of China as dividends.

SAFE Regulations regarding offshore financing activities by PRC residents have recently undergone a number of changes which may increase the administrative burdens we face. The failure of our stockholders who are PRC residents to make any required applications and filings pursuant to these regulations may prevent us from being able to distribute profits and could expose us and our PRC-resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”), effective as of November 1, 2005, and implementation rules in May 2007, which require registration with SAFE by the PRC-resident stockholders of any foreign holding company of a PRC entity. These regulations apply to our stockholders who are PRC residents. In the absence of such registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In the event that our PRC-resident stockholders have not followed the procedures required under the October Notice and its implementation rules, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions, and we could face liability for evasion of foreign-exchange regulations. Such consequences could affect our good standing under PRC regulations and our ability to operate in the PRC, and could therefore diminish the value of your investment.

China’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

China’s legal and judicial system may negatively impact foreign investors. In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in the China. However, the China’s system of laws is not yet comprehensive. The legal and judicial systems in the China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the China judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The China’s legal system is based on civil law, or written statutes; a decision by one judge does not set a legal precedent that must be followed by judges in other cases. In addition, the interpretation of Chinese laws may vary to reflect domestic political changes.

As a matter of substantive law, the foreign-invested enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to foreign-invested enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices that are not consistent with U.S. generally accepted accounting principles. PRC accounting laws require that an annual “statutory audit” be performed in accordance with PRC accounting standards and that the books of account of foreign-invested enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. Our subsidiary, Yixing Dragon Path is a wholly foreign-owned enterprise and is subject to these regulations.

As a matter of enforcement, although the enforcement of substantive rights may appear less clear than in the U.S., foreign-invested enterprises and wholly foreign-owned enterprises are PRC-registered companies, which enjoy the same status as other PRC-registered companies in business-to-business dispute resolution. Because the Articles of Association of the Company do not specify a method for the resolution of business disputes, the Company and other parties involved in any business dispute are free to proceed either in the Chinese courts or, if they are in agreement, through arbitration. Under PRC law, any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. Therefore, PRC laws relating to business-to-business dispute resolution should not work to the disadvantage of foreign-invested enterprises such as the Company.

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However, the PRC laws and regulations governing our current business operations are sometimes vague and uncertain. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business and the enforcement and performance of our arrangements with suppliers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign-invested enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

In addition, some of our present and future executive officers and directors, most notably Mr. Boping Li, may be residents of the PRC and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

Risks related to an investment in our common stock

Our Chief Executive Officer has a large degree of control on us through his position and stock ownership and his interests may differ from other stockholders.

Our Chairman, President and Chief Executive Officer, Boping Li and his wife have option on Crown Orient International Limited, our principal shareholder.  As a result, he will be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Boping Li’s interests may differ from that of other stockholders.

There is currently a very limited trading market for our common stock.

The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Securities traded on the OTC Bulletin Board typically have low trading volumes. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for our shareholders to sell our common stock.

We do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries based in the PRC. Our operating subsidiaries, from time to time, may be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Risks related to doing business in China” above.

Our common stock is subject to the Penny Stock Regulations.

Our common stock is, and will continue to be subject to the SEC’s “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

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Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares of common stock will be issuable for future sale which will dilute the ownership percentage of our current holders of common stock. The availability for public resale of those shares may depress our stock price.

Also as a result, there will be a significant number of new shares of common stock on the market in addition to the current public float. Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Enforcement against us or our directors and officers may be difficult.

Because our principal assets are located outside of the U.S. and a majority of our directors and officers, both present and future, reside outside of the U.S., it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors or to enforce a U.S. court judgment against us or them in the PRC.

In addition, our operating company is located in the PRC and substantially all of its assets are located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements. Jiangsu Zhenyu Environmental Protection Technology Co. Ltd.  is referred to herein as “we”, “us”, “our”, or the “Company.” The words or phrases “would be,” “will allow,” “expect to”, “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources”. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors”. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this document reflect the Merger and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

Overview

We are a prominent China-based water treatment equipment supplier and project contractor. Holding six national patents and through sixteen years of development, we have relatively strong market share in waste water treatment sector in China and are ranked among top six of Yixing City’s best environmental protection enterprises based on Yixing Municipal Government’s ranking of 2009 outstanding environment protection enterprises (Yizhengfa Document No.[2010]18). Yixing is the country’s production base for environment protection equipment.  We are headquartered in Yixing, Jiangsu, with total building areas of 7,800 square meters. We have 171 employees in total.

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We conduct our business based on two models: (i) Equipment sales from customer orders; (ii) Project installation which includes the design, manufacturing and installation of waste water treatment equipment. We acquire our product orders and projects through a transparent auction bid process. In terms of pricing strategy, we have a flexible pricing policy to target different market segments and different customers.

Our key products include ZFP-1380 Rotating Disc Aeration equipment, ZYXG Series of Sludge Suction Scraper, ZYSR Series of Surface Scraper and other water treatment Environmental protection equipment. These products can be divided into four categories:

i.	Circulating water treatment equipment
ii.	Water purification equipment
iii.	Waste water treatment equipment
iv.	Municipal waste water treatment equipment

The following table summarizes our four product lines:

	Circulating Water Treatment	Water Purification	Waste Water Treatment	Municipal Waste Water Treatment
Production Commencing Time	1993	1994	1996	2000
Name Of Major Product Under Each Product Line	Cooling tower, Mechanical accelerated clarification basin, Lime storage silo	Gravel filter, Automatic filter and Equipment for dealing with municipal sewage Reverse Osmosis System and devices Ultra Filtration Device	Equipment for dealing with sewage with waste coal, dealing with sewage with waste oil	Mechanical Grid, Grid of rotating drum, Whirlwind sand-settling machine, Peripheral-driven sludge scraper, Oxidation rotating disc aeration equipment, Rotatory decanter, etc.
Product Usage Example

Cooling Tower: used to cool high temperature water for recycling and reusing, often applied to enterprises in smelting industry

Mechanical accelerated clarification basin: stratify (or separate) the clear water out of the sewage for recycling and reusing through increasing the coagulation of sewage and water treatment

Gravel filter and automatic filter: remove the large grain-shaped impurities, such as gravel, suspended solids, organic materials, etc.

Reverse osmosis system and devices and Ultra filtration device: with the aid of reverse osmosis films, split heavy metal, pesticides, bacteria and suspended solids out of the waste water in order to purify the water

			Integrated processing and treatment of the sewage and waste water from electricity plants	Integrated processing and treatment of industrial sewage, municipal sewage (through our oxidation ditch treatment process and SBR techniques) to lower (or) remove the suspended solids in sewage, lower BOD and COD, and make the water meet the national standards
Applied Industry	Applied to electricity industry, crude oil and chemical industry, steel smelting industry	Applied to electricity, petroleum and chemical, steel and smelting industries as well as to municipal waste water treatment	Applied to electricity industry	Applied to treatment of industrial waste and municipal waste water

The major characteristics and competitive advantages of our core products include:

•	ZFP-1380 Rotating Disc Aeration equipment- High efficiency in adding oxygen, low energy consumption rate, easy to maintain and long useful life.

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•	ZYSR Rotatory Decanter- Smart LCD control, high efficiency in prevention of slag, large volume of water decanting, long stroke, reliable seal and lower power consumption.
•	ZYXG Peripheral- Driven Sludge Suction Scraper-max width of the bridge reaches 60 meters, supported by a center pedestal and with stable mechanical properties.
•	ZYTS Air Sand Bailer- Absorb gravel sands thoroughly with no jam.

During the fiscal year ended September 30, 2009, we generated net revenues of US$ 26million and achieved a net income of US$ 6.018million, which represents a growth of 199.75% and 278.63% compared to the previous fiscal year, respectively.

Factors Affecting Our Results of Operations

We believe that the following factors will continue to affect our financial performance:

Increasing Demand for Water Treatment Equipment

The rapid growth in the water treatment equipment industry in China positively affects our financial result. The growth was driven by several key factors, including growth in population, industrialization and urbanization, and Chinese government’s economic stimulus plan released at the end of 2008. According to the Freedonia Group, the demand for water treatment products in China is estimated to increase nearly 15.5% per year through 2012. As the Chinese government imposes stricter environmental and water quality standards to promote sustainable economic growth, we anticipate that water treatment will become a priority issue for municipalities, industries and commercial businesses.

On November 5, 2008, the State Council of China announced an economic stimulus plan in the amount of $585 billion to stimulate economic growth and bolster domestic demand. The economic stimulus plan includes, among others, increased spending on basic infrastructure construction projects for water, electricity, gas and heat to improve the standard of living in China and protect the environment. Because of the economic stimulus plan and the projected increase in demand for affordable purified water as China continues to industrialize and modernize, we believe that the water treatment industry, and in turn the demand for our products and related project engineering, will continue to experience strong growth for the foreseeable future.

Fluctuations in Raw Material and Components Costs

Major raw materials used in our production process include steel, polyresen, industrial chemicals, standardized mechanical parts, and electrical elements. 98% of our raw materials and parts were purchased locally. For parts that have to be imported, we choose to cooperate with the local agents of such foreign companies as SEW, Ruode, and Siemens. Some raw materials and components, especially steel, have been susceptible to fluctuations in price and availability. Significant increases in raw materials and components prices will have a direct and negative impact on our gross profits.

Corporate Structure and Contractual Arrangements

Dragon Path owns 100% of Yixing Dragon Path. Yixing Dragon Path is a wholly foreign owned enterprises, or “WFOE,” under the laws of the PRC, by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Dragon Path. In connection with the Merger, Yixing Dragon Path entered into and consummated a series of contractual arrangements with Zhenyu, pursuant to which:

▪	we are able to exert effective control over Zhenyu;

▪	a substantial portion of the economic benefits of Zhenyu will be transferred to us; and

▪	Yixing Dragon Path or its designee has an exclusive option to purchase all or part of the equity interests in Zhenyu, when and to the extent permitted by PRC law.

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Our structure is set forth in the diagram below:

▪	Agreements that Transfer Economic Benefits to Us

Pursuant to a consulting services agreement with Zhenyu, Yixing Dragon Path provides management and consulting services to Zhenyu in exchange for service fees. The service fees, payable in RMB each quarter, equal to all of Zhenyu’s net income for such quarter based on Zhenyu’s quarterly financial statements.

▪	Agreements that Provide Effective Control over Zhenyu

We have entered into the following agreements with Zhenyu and its shareholders that provide us with effective control over Zhenyu:

▪	an operating agreement, pursuant to which Yixing Dragon Path has the right to recommend director candidates and appoint senior executives of Zhenyu, approve any transactions that may materially affect the assets, liabilities, rights or operations of Zhenyu, and guarantee the contractual performance by Zhenyu of any agreements with third parties, in exchange for a pledge by Zhenyu of its accounts receivable and assets;

▪	a voting rights proxy agreement, pursuant to which the shareholder of Zhenyu have irrevocably granted and entrusted Yixing Dragon Path with all of their voting rights as Zhenyu’s shareholders;

▪	an option agreement, pursuant to which:

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▪	Yixing Dragon Path or its designee has an exclusive option to purchase all or part of the equity interests in Zhenyu, when and to the extent permitted by PRC law. The purchase price of the equity interest shall be equal to the capital paid in by the transferors, adjusted pro rata for purchase of less than all of the equity interest, unless applicable PRC laws and regulations require an appraisal of the equity interest or stipulate other restrictions regarding the purchase price of the equity interest; and

▪	an equity pledge agreement pursuant to which each of shareholders of Zhenyu has pledged his or her equity interest in Zhenyu to Yixing Dragon Path to secure their obligations under the consulting services agreement.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

In the opinion of AllBright Law Offices, our PRC legal counsel:

▪	the ownership structures of Yixing Dragon Path, Zhenyu and its subsidiary are in compliance with existing PRC laws and regulations;

▪	the contractual arrangements among Yixing Dragon Path, Zhenyu as well as its shareholders are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect; and

However, in spite of the above, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, there can be no assurance that any future interpretations of Chinese laws and regulations by relevant authorities, administrative pronouncements, or court decisions, or future positions taken by these authorities, would not adversely impact or affect the above opinion of our PRC legal counsel. If the PRC government finds that the agreements that establish the structure for operating our PRC business do not comply with PRC government restrictions on foreign investment, we could be subject to severe penalties. See “Risk Factors — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment, we could be subject to severe penalties”, “— China’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors” and “— The PRC legal system embodies uncertainties which could limit the legal protections available to you and us”.

Subsidiaries of Zhenyu

We own 75% and Dragon Path owns 25% of Jiangsu Jinyu Environmental Engineering Co., Ltd, a joint venture between Zhenyu and Dragon Path, which engages in the design, manufacture and installation of environmental protection equipment and engineering projects (or systems) for waste water treatment, as well as provides after-sales services to customers.

Intellectual Property

We believe that our patents, trademarks, trade secrets and other intellectual property rights are critical to our business. We rely on trademark and copyright laws, trade secret protection, non-competition and confidentiality and/or licensing agreements with our executive officers, clients, research and development personnel and others to protect our intellectual property rights. We do not possess any licenses to use third-party intellectual property rights nor do we license to third-parties any intellectual property rights we own.

a)	Patents

We now owns six national patents, five of them are functional innovations and one is related to exterior design. In 2009, we submitted applications for three new patents for approval and the applications are currently pending.

The following table summarizes the basic information of our patents:

Name of the patent	Innovator	Application number	Date of application	Date of public	Patent number	Effective period
Oxidation Rotating Disc	Boping Li & Jieping Wang	150178	9/25/1999	5/18/2000	ZL99325340.7	10 years
Improved Oxidation Rotating Disc	Boping Li & Jieping Wang	394958	10/4/1999	7/7/2000	ZL99229570.X	10 years
Improved Oxidation Rotating Disc	Boping Li & Jieping Wang	415406	2/16/2000	11/25/2000	ZL00219414.7	10 years
Improved Oxidation Rotating Disc	Boping Li & Jieping Wang	427729	5/16/2000	3/1/2001	ZL00220296.4	10 years
Improved Rotating Disc and Bearing	Boping Li & Jieping Wang	729298	4/30/2003	9/28/2005	ZL03221600.9	10 years
Improved Water Decanter	Boping Li & Jieping Wang	616921	4/30/2003	5/12/2004	ZL03221599.1	10 years

In addition, we are currently in the process of acquiring two other patents from a major institution.  Patent transfer agreements are pending.

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b)   Trademark

Our “Zhenyu” trademark (No.5213411) has been approved by the national authority. We also have filed two other trademark applications which are now under review by the National Trademark Bureau.

Sales and Marketing

We sell our products and services primarily through direct sales. Our sales strategy is to appoint our sales representatives to market our products to targeted customers on a one-on-one basis.

In addition to the above sales strategy, we also have refined our strategies to target certain specific industries. For example, we  have appointed sales representative in  Jinmen, Hubei Province in order to promote our sales to the local branch of a leading petrochemical company. We also have appointed sales representative in Beijing in order to manage our projects with one of our important customers in Beijing and to promote our services to other companies in the electricity industry. In 2009, we newly appointed sales representatives in Xinjiang and Inner Mongolia in order to promote our equipment sales and engineering construction projects with targeted customers in the crude oil and electricity industry. We believe that this strategy will help us broaden the market coverage of our products and services.

Major Customers

Our major customers and product application include:

i.	Crude Oil and Chemical Industry- Our products for this industry include large-scale circulating water cooling tower equipment, filtering and purification equipment, devices for adding chemical reagents, deodorization project. We entered into the crude oil industry through our cooperative water treatment project with a leading China petrochemical company. Our success and reputation gained from this project enabled us to expand our business in this industry.

ii.	Municipal Waste Water Treatment- One of our sewage treatment projects in Henan has helped us successfully win the bid on several other projects.

iii.	Electricity and Smelting Industry- Our products and services in these areas include chemistry water treatment equipment, boiler water supply equipment, condensate treatment equipment and industrial waste water recycling and reusing equipment. Our successful project with a China leading electricity power company helped us maintain long-term cooperative relationship with the “Big Four” state-owned electricity companies, namely China Huaneng Group, China Power Investment Corporation, China Guodian Corporation, and China Datang Corporation.

iv.	Transportation and Infrastructure Construction Industry- Our projects in this industry include the design, manufacturing and installation of waste water treatment equipment related to highway construction.

The Company sells to a wide range of customers. No single customer accounted for more than 10% of revenue or project expenditures for the years ended September 30, 2008 and 2009.  The average accounts receivable collection period is about one year, and our bad debt rate is below 2% of the total accounts receivable balance.

Raw Materials and Major Vendors

Major raw materials used in our production process include steel, polyresen, industrial chemicals, standardized mechanical parts, and electrical elements. 98% of our raw materials and parts were purchased locally. For those parts that have to be imported, we choose to cooperate with the local agents of such foreign companies as SEW, Ruode, and Siemens.

We established strategic long term relationship with our suppliers. In order to guarantee our raw material supply, we typically keep a list of multiple vendors for each category of materials rather than using an exclusive vendor.

Our purchase of raw materials from our largest vendors accounts for 16% to 21.5% of our total purchase. For the fiscal year 2009, 54.96% of our raw materials were purchased from our top two vendors.

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Product Delivery

We strive to deliver products or services to our customers on a timely basis.

For orders of our equipment in small quantity, we use China Railway Express or our own transportation vehicles for the delivery. For large-scale equipment or larger orders of our equipment, we rely on logistics companies to make the delivery.

Quality Control

We emphasize quality control to ensure that our products and projects meet our standards and provide high quality service. We have implemented a rigid quality control system and devote significant attention to quality control procedures at every stage of our manufacturing process. We monitor our manufacturing process closely and conduct performance and reliability testing to ensure our products to meet our end-user customers’ expectations. In addition, we regularly seek feedback from our end-user customers on the quality of our products.

In 2000, we acquired certificate of ISO9001. In terms of internal quality control in inventory management, we perform strict quality inspection on purchased materials and parts before they enter into our warehouse. Inspection is conducted based on  material quality, physical dimension, models and performance testing, etc. Personnel from our technology department, purchasing department, quality inspection department and warehouse participate in this process.

We perform strict quality inspection and performance testing in our manufacturing process in order to ensure our finished goods meet the quality standards and customer demand.

Research and Development

In light of the rapid development of environmental protection industry and huge market demand emerging from the Chinese market, we are committed to strengthening our R&D abilities. In 1999, we established a cooperative relationship with Shanghai Tongji University to form a Rotating Disc Aeration Testing Center, focusing on research and development as well as technological improvement activities on rotating disc aeration equipment. Our R&D effort on this matter enabled us to obtain four national patents.

Our R&D center has been established within our company, with eight technical personnel specializing in R&D activities. As a result, an innovative product, ZYTS Air Sand Bailer, has been developed by our R&D staff for our client in Sichuan

Our current R&D focus includes (a) extension of the basic sewage treatment projects, such as engineering construction of sewage treatment plants in Hubei and Hunan provinces, and (b) advanced water treatment with technological innovation such as membrane treatment and biological packing for old sewage treatment plants remodeling along developed coastal areas in China.

Competition

The waste water treatment industry in China is highly competitive. We compete primarily on the basis of customer recognition and industry reputation, market coverage, research and development strength, comprehensive product offerings, and a competitive cost structure. We believe we can continue to compete successfully with international competitors because of our competitive cost structure and government support s because of our superior technology, patented products as well as our manufacturing capacity and capability. Our footprints in several provinces, extensive industry resources and knowledge of local markets provide us with an advantage over international competitors. In order to maintain and enhance our competitive advantage, we must continue to focus on competitive pricing and technological innovation by improving our proprietary manufacturing processes.

Employees

As of February 10, 2010, we had 171 full time employees. The following table sets forth the number of our full time employees categorized by function as of the period indicated:

As of February 10, 2010
Management	9
R&D	8
Manufacturing	107
Sales and marketing	29
Quality control	5
Administrative and human resource	9
Accounting and finance	4
Total	171

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We participate in various employee benefit plans that are organized by municipal and provincial governments, including retirement, medical, unemployment, work injury and maternity benefit plans for our managerial and key employees. In addition, we provide short term insurance plans for all our employees while on duty to cover work related accidents.  We have entered into non-competition agreements with our management and key personnel, which prohibit them from engaging in any activities that compete with our business during, and for one or two years after, the period of their employment with our company. We have also entered into confidentiality agreements with all of our employees.

We have not been subjected to any strikes or other labor disturbances that have interfered with our operations, and we believe that we have a good relationship with our employees. Our employees are not covered by any collective bargaining agreements.

Properties

Our principal executive offices are located at West Garden, Gaocheng Town, Yixing City, Jiangsu Province, P.R. China, 214214. The Company owns the office building.  However, the company does not own the land. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The land use right of 10,619 square meters (approximately 114,302 square feet) was originally acquired by the Company in the amount of RMB 7,965,000 from the relevant PRC land authority in April 2007. The Company has the right to use the land for 50 years on which the office premises, production facilities and warehouse of the Company are situated, and amortized the Right on a straight-line basis over the period of 50 years.

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 Results of Operations

Operation Results for the Years Ended September 30, 2009 and 2008

Revenues

For the year ended September 30, 2009, we reported revenues of $26,362,345, an increase of $17,632,581, or 201.98% as compared to $8,729,764 for the year ended September 30, 2008. The increase was primarily attributable to more equipment-bundled installation projects completed in 2009, which normally have a 5% to 10% higher profit margin than equipment sales.  Furthermore, the increase in sales was attributable to our strengthened market campaign and promotion activities targeting certain industries in 2009, and our strategic business transition from traditional equipment sales model to equipment-bundled installation project model.

Revenues from equipment sales for the year ended September 30, 2009 were $1,549,499, an increase of $446,608, or 40.49% as compared to $1,102,891 for the comparable period in 2008. The increase was due to the increase in market demand in 2009.

Revenues from equipment-bundled installation projects for the year ended September 30, 2009 were $24,812,846, an increase of $17,185,973, or 225.33% as compared to $1,102,891 for the comparable period in 2008. The increase was primarily due to our strategic business transition from traditional equipment sales model to equipment-bundled installation project model.

Cost of Revenue

For the year ended September 30, 2009, our cost of revenue was $18,534,971 as compared to cost of revenue of $6,052,262 for the year ended September 30, 2008, an increase of $12,482,709, or 206.25%. The increase in cost of revenue is primarily due to increase in sales. The increase in cost of revenue is mostly in line with increase in revenue.

Operating Expenses

Operating expenses, consisting of selling, general and administrative expenses, totaled $1,713,312 for the year ended September 30, 2009, a decrease of $138,267, or 7.47%, as compared to $1,851,579 for the year ended September 30, 2008. The decrease in operating expenses was mainly attributable to the decrease in sales commissions, because of the Company strategic business transition from equipment sales model to equipment-bundled installation project model where, our president obtained contracts of equipment-bundled installation projects through his personal connections and waived the sales commissions. This decrease was practically offset by an increase of $512,143 in research and development expense.

Interest Expense

Interest expense decreased from $28,466 for the year ended September 30, 2008 to $19,506 for the year ended September 30, 2009. The decrease in interest expense resulted from a lower interest rate for our bank loan in the current year.

26

Income Taxes

The Company and its subsidiary and affiliated entities, Yixing Dragon Path, Zhenyu, and Jinyu suffered operating losses in the prior years' operations. For the Chinese income tax purpose, these operating losses can be carried forward in in a 5-year period and be available to reduce future years' taxable income. The Management believes that the realization of the deferred tax asset arising from the operating losses of Zhenyu and Jinyu is in the best interest of the Company's business operations. Since there is no certainty that Yixing Dragon Path will generate taxable income in the future, the Management established a 100% valuation allowance for the operation losses carried forward by Yixing Dragon Path and no deferred tax assets have been recorded as a result of these losses. The Company has recorded income tax provision of $1,523,778 for the year ended September 30, 2009 and $198,149 for the year ended September 30, 2008, an increase of $1,325,629, or 669.01%. The increase in income taxes was line with the increase in revenues.

Net Income

As a result of the factors described above, we reported net income of $4,571,333 for the year ended September 30, 2009, as compared with $594,447 for the year ended September 30, 2008, an increase of $3,976,886, or 669.01% .

Other Comprehensive Income

We operate exclusively in the PRC and the functional currency of our operating subsidiary is the Chinese Renminbi (”RMB”).  The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For financial reporting purpose, RMB has been translated into USD$ as the reporting currency in accordance with FASB ASC 830, “Foreign Currency Matters”. The financial information is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholders’ equity.

Translation adjustments resulting from this process amounted to a gain of $6,905 and a loss of $62,193 as of September 30, 2009 and 2008, respectively.  The balance sheet amounts (excluding equity accounts) at September 30, 2009 were translated at 6.8263 RMB to 1.00 USD as compared to 6.7899 RMB to 1.00 USD at September 30, 2008. The equity accounts were stated at the historical rate. The average translation rates applied to the income statement accounts for the years ended September 30, 2009 and 2008 were 6.8340 RMB and 7.0961 RMB, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis.

To date, we have financed our operations primarily through cash flows from operations and borrowings from banks.  As of September 30, 2009, we had working capital of ($113,621) as compared to $1,535,097 as of September 30, 2008.   In order to fully implement our business plan and continue our growth, we will require additional capital either from our shareholders or from outside sources.

Total current assets decreased by $2,462,500, or 46.41%, to $2,843,366 as of September 30, 2009 from $5,305,866 as of September 30, 2008.  The primary changes in our current assets during this period resulted from decrease in inventory from $2,554,226 at September 30, 2008 to $785,108 as of September 2009, and decrease in deferred tax assets from $1,120,538 at September 30, 2008 to $39,465 as of September 30, 2009.

Our strategic business transition from traditional equipment sales model to equipment-bundled installation project model accounted for the increase of refundable security deposit from $803,593 at September 30, 2008 to $1,714,658 as of September 30, 2009. Refundable security deposit represents the security deposits withheld by the Company’s customers to warrant against potential defects for the initial one year period upon sales of equipment or installation of water treatment projects. Refundable security deposit normally accounts for 5% to 10% of the total contract price, depending on contract terms. The deposits are to be refunded in one to two years after the completion of sales or installation.

27

The decrease in inventory, primarily in water treatment equipment as finished goods, from $2,554,226 as of September 30, 2008 to $785,108 as of September 30, 2009 was due to increase in sales which reduced our stock of raw materials and finished goods.

The decrease in deferred tax assets from $1,120,538 at September 30, 2008 to $39,465 as of September 30, 2009 was solely due to the full utilization of deferred tax assets during fiscal year 2009 because our income before income tax for the year ended September 30, 2009 is greater than the carrying net operating loss as of the beginning of fiscal year of 2009.  Deferred income tax reflects the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statements purposes and the amounts used for income tax purposes, and operating loss carry-forward.

Our total current liabilities as of September 30, 2009 totaled $2,956,987 as compared to $3,770,769 as of September 30, 2008. The decrease in current liabilities was primarily due to the decrease in dues to directors and officers.  Accounts payable increased from $1,231,225 at September 30, 2008 to $1,504,328 as of September 30, 2009 primarily attributable to increase in the number of installation projects and volume of equipment sales which led to increase in advances by our material suppliers.

The increase in tax payable from $18,854 at September 30, 2008 to $429,102 as of September 30, 2009 was because we applied the net operation loss carry-forward as an deferred tax asset to offset our taxes for the year ended September 30, 2008 while increase in sales and taxable income required us to pay more taxes for the year ended September 30, 2009.

The decrease in long term liabilities from $5,466,944 at September 30, 2008 to $0 as of September 30, 2009 was due to our full repayment of the long term loans during 2009 when our sales generated more cash.  Based on our current operating plan, we believe that existing cash and cash equivalents balances, as well as cash to be generated by operations will be sufficient to meet our capital requirements for our current operations.

Discussion of Cash Flow

Comparison of cash flows results for the year ended September 30, 2009 to the year ended September 30, 2008, is summarized as follows:

	Years Ended September 30
	2009	2008
Cash flow from operating activities	$6,868,089	$(445,515)
Cash flow from investing activities	$(7,618)	$(752,335)
Cash flow from financing activities	$(6,696,340)	$618,459

Operating Activities

Cash flows from operating activities for the year ended September 30, 2009 were $6,868,089, an increase of $7,313,604 or 1641.61% as compared to cash flow used in operating activities of $445,515 for the comparative period in 2008.  The principal component of this net increase was the increase in net income.

28

Investing Activities

Net cash used in investing activities for the year ended September 30, 2009 decreased by $744,717 or 98.99% as compared to the prior comparative period. Net cash used in investing activities amounted to $7,618 for the year ended September 30, 2009, which was primarily a result of purchase of electronic equipment to be used in our manufacturing plants.  Net cash used in investing activities amounted to $752,335 for the year ended September 30, 2008, which was due to the addition of a new office building to our fixed asset account.

Financing Activities

Net cash used in financing activities for the year ended September 30, 2009 increased $7,314,799, or 1,182.75% as compared to the comparable period in 2008. Net cash used in financing activities for the year ended September 30, 2009 amounted to $6,696,340, which was due to our full repayment of the long term loans during 2009.  Cash provided by financing activities of $618,459 for the year ended September 30, 2008, mainly resulted from a loan from directors and officers of $780,210.

Off-Balance Sheet Arrangements

As of the date of this report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Inflation

Inflation has not had a material impact on our business and we do not expect inflation to have a material impact on our business in the near future.

 Executive Compensation

Information regarding the compensation paid to the executive officers and directors of the Company during the past two fiscal years is set forth in Part III, Item 11 of the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 23, 2009.   None of the individuals who served as officers of the Company during the past two fiscal years will remain an officer or director of the Company after the merger.

The following table sets forth information concerning cash and non-cash compensation paid by Zhenyu to Mr. Boping Li, Chairman, President and Chief Executive Officer, and Mr. Yuqiang Wu, Chief Financial Officer, for services rendered during the preceding two fiscal years. No executive officer of Zhenyu received compensation in excess of $100,000 for any of those two years.

29

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Boping Li	2009	32,192	-	-	-	32,192
Chairman, President and Chief Executive Officer	2008	22,548	-	-	-	22,548

Yuqiang Wu	2009	17,559	-	-	-	17,559
Chief Financial Officer	2008	11,274	-	-	-	11,274

(1) The Company pays salaries in RMB to all executive officers and directors of the board every month. The RMB amount is translated into USD when the Company files SEC documents. The relevant exchange rates for fiscal years 2009 and 2008, are $1 to RMB 6.834 and RMB 7.096, respectively.

Employment Agreements

On January 1, 2010, the Company entered into a three-year employment agreement with Boping Li as Chief Executive Officer. Mr. Li has an annual salary of RMB 216,000 (approximately USD $31,765), less all applicable taxes and other appropriate deductions. Mr. Li is entitled to an annual bonus in an amount of 10% of his annual salary, which shall be approved by the Company’s board of directors based on the operation results of the Company.

In consideration for his services as Chief Financial Officer of the Company, Mr. Yuqiang Wu is to receive RMB 120,000 per year in addition to any allowance, quarterly performance-based bonuses.

As of the date of this report, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director. Currently, the directors for Zhenyu are not compensated for their service as directors.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Our Board of Directors is in the process of finding an "audit committee financial expert" as defined in Regulation S-K and directors that are "independent" as that term is used in Section 10A of the Securities Exchange Act.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee. We are in search for qualified independent board members to staff this committee.

Section 16(a) beneficial reporting compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock. Copies of such reports are required to be furnished to us. Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Our officers and directors, David Kaztir and Asael Karfiol failed to timely file their form 3. Form 3 was filed on September 11, 2009. Our 10% shareholders, Kaeyo Investments Ltd., Orit Wolkin and Juemin Chu failed to timely file their Form 3. The forms were rather filed on September 11, 2009.  Kaeyo Investments Ltd. and Orit Wolkin also failed to timely file their form 4 reporting purchases of shares in November 2008, February 2009 and May 2009. The form 4s were filed on September 11, 2009 and amended on September 17, 2009.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer and are in the process of adopting such a code.

30

Related Party Transactions

Agreements Among Us, Yixing Dragon Path and Zhenyu

We have entered into a series of contractual arrangements with Zhenyu, including contracts relating to the provision of services and certain shareholder rights and corporate governance matters.

The following is a summary of the material provisions of these agreements. For more complete information you should read these agreements in their entirety which are attached to this Form 8-K as exhibits.

Transfer of Ownership When Permitted by Law

Pursuant to the call option agreement by and among Yixing Dragon Path, Zhenyu and Zhenyu’s shareholders dated as of January 27, 2010, Yixing Dragon Path or its designee has an exclusive option to purchase all or part of the equity interests in Zhenyu, when and to the extent permitted by PRC law. The purchase price of the equity interest shall be equal to the capital paid in by the transferors, adjusted pro rata for purchase of less than all of the equity interest, unless applicable PRC laws and regulations require an appraisal of the equity interest or stipulate other restrictions regarding the purchase price of the equity interest.

Voting Arrangement

Pursuant to the voting rights proxy agreement by and among Yixing Dragon Path, Zhenyu and its shareholders dated as of January 27, 2010, the shareholders of Zhenyu have irrevocably granted and entrusted Yixing Dragon Path with all of their voting rights as Zhenyu’s shareholders.

Equity Pledge Agreement

Pursuant to the equity pledge agreement by and among Yixing Dragon Path, Zhenyu and its shareholders dated as of January 27, 2010, each of shareholders of Zhenyu has pledged his or her equity interest in Zhenyu to Yixing Dragon Path to secure their obligations under the consulting services agreement.

Consulting Services Agreement

Pursuant to the consulting services agreement by and among Yixing Dragon Path and Zhenyu dated January 27, 2010, Yixing Dragon Path provides management and consulting services to Zhenyu in exchange for service fees. The service fees, payable in RMB each quarter, equal to all of Zhenyu’s net income for such quarter based on Zhenyu’s quarterly financial statements.

Description of Securities

The Board of Directors of the Company is authorized to issue:

•	34,639,823, shares of Common Stock, $.01 par value per share, of which 850,000 shares were issued and outstanding before the Merger after the stock reverse split;
•	10,000,000 shares of Preferred Stock.

Common Stock

We are authorized to issue 34,639,823 shares of common stock, par value $0.01, of which 17,000,015 shares are issued and outstanding upon the completion of the Merger. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

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Market Price and Dividends on Common Equity and Other Shareholder Matters

Information regarding the market price of the Company’s common equity, payment of dividends, and other shareholder matters is set forth in Part II, Item 5 of  the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on September 23, 2009.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Indemnification of Directors and Officers

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01 Completion of Acquisition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

 Item 3.02   Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03  Material Modification to Rights of Security holders

Prior to the effectiveness of the Merger, the Company effectuated a 4.61896118 to 1 reverse stock split so that immediately after such split and prior to the closing the Company will have approximately 850,000 shares of common stock issued and outstanding.

The reverse stock split will not affect the rights of holders of the common stock.

Item 4.01   Changes in Registrant’s Certifying Accountant

On February 9, 2010, the Company’s Board of Directors approved the change of its principal independent accountants. On such date, Berman & Company, PA was dismissed from serving as the Company’s principal independent accountants and on the same day, Friedman LLP was engaged as the Company’s new principal independent accountants.

The Dismissal of Berman & Company, PA

Berman & Company, PA was the independent registered public accounting firm for the Company from December 7, 2007 to February 9, 2010.  None of Berman & Company, PA’s reports on the Company’s financial statements, including its reports on the Company’s two most recent fiscal years ended June 30, 2009 and June 30, 2008,  contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2009 and June 30, 2008 and through the dismissal date of February 9,  2010, there were no disagreements with Berman & Company , PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman & Company, PA, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Berman & Company, PA served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided Berman & Company, PA with a copy of this disclosure and has requested that Berman & Company, PA furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Berman & Company, PA addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this 8-K Report.

32

The Engagement of Friedman LLP

During the Company’s two most recent fiscal years ended June 30, 2009 and June 30, 2008 and through February 9, 2009, the date when the Company engaged Friedman LLP as its principal independent accountants:

(1)      The Company did not consult Friedman LLP  regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

(2)      Neither a written report nor oral advice was provided to the Company by  Friedman LLP in which they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3)      The Company did not consult Friedman LLP regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01   Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

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Item 9.01 Financial Statements and Exhibits

Financial Statements

Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form SB2 filed on January 30, 2008.

3.2	Articles of Merger as filed with the Secretary of State of Nevada.*

3.3	Bylaws. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form SB2 filed on January 30, 2008.

10.2	Consulting Services Agreement dated January 27, 2010 among Yixing Dragon Path and Zhenyu. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.3	Operating Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.4	Option Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.5	Voting Rights Proxy Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.6	Equity Pledge Agreement dated January 27, 2010 among Yixing Dragon Path and Zhenyu’s shareholders. Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.7	Employment Agreement, dated January 1, 2010, by and between Zhenyu and Boping Li. Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.8	Assignment and Assumption Agreement, dated February 11, 2010, between T.O.D. Taste on Demand Inc. and T.O.D. (2010) Inc. Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.9	Incentive Option Agreement dated January 27, 2010 among Boping Li, Qinfen Ding, Panhong Li and Weihua Zhao. Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

16.1	Letter, dated February 12, 2010, from Berman & Company, P.A. to the Securities and Exchange Commission. Incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

*Filed herewith

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

China Environmental Protection, Inc.

By:	/s/ Boping Li
Name: Boping Li Title: Chairman, President and Chief Executive Officer

35

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form SB2 filed on January 30, 2008.

3.2	Articles of Merger as filed with the Secretary of State of Nevada.*

3.3	Bylaws. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form SB2 filed on January 30, 2008.

10.2	Consulting Services Agreement dated January 27, 2010 among Yixing Dragon Path and Zhenyu. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.3	Operating Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.4	Option Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.5	Voting Rights Proxy Agreement dated January 27, 2010 among Yixing Dragon Path, Zhenyu and its shareholders. Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.6	Equity Pledge Agreement dated January 27, 2010 among Yixing Dragon Path and Zhenyu’s shareholders. Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.7	Employment Agreement, dated January 1, 2010, by and between Zhenyu and Boping Li. Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.8	Assignment and Assumption Agreement, dated February 11, 2010, between T.O.D. Taste on Demand Inc. and T.O.D. (2010) Inc. Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

10.9	Incentive Option Agreement dated January 27, 2010 among Boping Li, Qinfen Ding, Panhong Li and Weihua Zhao. Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

16.1	Letter, dated February 12, 2010, from Berman & Company, P.A. to the Securities and Exchange Commission. Incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on February 12, 2010.

*Filed herewith

36

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION

TECHNOLOGY CO., LTD.

F-1

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

FINANCIAL REPORT

At September 30, 2009 and 2008, and

For the Year Ended September 30, 2009 and 2008

F-2

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Jiangsu Zhenyu Environmental Protection Technology Co., Ltd.

(f/k/a Yixing Zhenyu Water Treatment Equipment Factory)

We have audited the accompanying consolidated balance sheets of Jiangsu Zhenyu Environmental Protection Technology Co., Ltd. and subsidiaries as of September 30, 2009 and 2008, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended September 30, 2009. Jiangsu Zhenyu Environmental Protection Technology Co., Ltd.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated balance sheets as of September 30, 2009 and 2008, and the related consolidated statements of operations, the consolidated statements of changes in shareholders' equity (deficit) , and the consolidated statements of cash flows for each of the years in the two-year period ended September 30, 2009 and 2008 have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiangsu Zhenyu Environmental Protection Technology Co., Ltd. and subsidiaries as of September 30, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/Keith K. Zhen, CPA

Keith K. Zhen, CPA

Brooklyn, New York

October 15, 2012

F-3

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

CONSOLIDATED BALANCE SHEETS

(Restated)

	September 30,	September 30,
	2009	2008
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$538,767	$386,112
Restricted cash	80,863	-
Accounts receivable, net allowance for doubtful accounts (Note 4)	954,232	808,756
Other receivables	106,738	177,403
Inventory (Note 5)	785,108	2,554,226
Prepaid expenses	43,496	34,584
Advance to suppliers	294,697	224,247
Deferred tax assets	39,465	1,120,538
Total current assets	2,843,366	5,305,866

Property and equipment, net (Note 6)	1,537,439	1,659,063

OTHER ASSETS
Intangible assets-Land use right, net (Note 7)	1,112,355	1,141,784
Refundable security deposit	1,714,658	803,593

Total other assets	2,827,013	1,945,377

Total Assets	$7,207,818	$8,910,306

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Bank loans (Note 8)	$292,983	$294,555
Accounts payable	1,504,328	1,231,225
Salary and welfare payables	427,559	448,069
Other payables	20,509	20,879
Taxes payable (Note 11)	429,102	18,854
Advance from customers	278,955	480,705
Due to the CEO	3,551	1,276,482
Total current liabilities	2,956,987	3,770,769

LONG-TERM LOANS (Note 9)	-	5,466,944

TOTAL LIABILITIES	2,956,987	9,237,713

COMMITMENTS AND CONTINGENCIES (Note 16)	-	-

SHAREHOLDERS' EQUITY
Registered capital	2,140,116	2,140,116
Additional paid-in capital	169,194	169,194
Retained earnings (Accumulated deficit)	1,684,696	(2,875,587)
Accumulated other comprehensive loss	(53,602)	(62,101)
Total owners' equity (deficiency) of Jiangsu Zhenyu Environmental Protection Technology Co., Ltd.	3,940,404	(628,378)
Non-controlling interest	310,427	300,971
Total owners' equity (deficiency)	4,250,831	(327,407)

TOTAL LIABILITIES AND OWNERS' EQUITY	$7,207,818	$8,910,306

The accompanying notes are an integral part of these consolidated financial statements

F-4

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Restated)

	For The Years Ended
	September 30,
	2009	2008
Revenues
Sales of Installation projects	$24,812,846	$7,626,873
Sales of equipment	1,549,499	1,102,891
Total revenues	26,362,345	8,729,764

Costs of Revenues
Cost of installation projects	17,328,028	5,180,274
Cost of equipment	1,206,943	871,988
Total costs of revenues	18,534,971	6,052,262

Gross profit	7,827,374	2,677,502

Operating Expense
Selling Expenses
Payroll and Commission	117,061	1,247,170
Fright out	81,292	11,916
Office expenses	1,895	-
Travel and entertainment	117,061	-
Total selling expenses	317,309	1,259,086

General and administrative expenses
Payroll	203,072	212,587
Employee benefit and pension	16,181	14,654
Depreciation and amortization expenses	74,265	69,036
Professional fees and consultancy fees	8,262	15,385
Taxes	26,355	27,333
Office expenses	57,854	76,396
Rental expense	8,780	8,455
Bad debt expenses	428,632	99,895
Research and development expenses	512,143	-
Travel and entertainment	60,459	68,752
Total General and Administrative Expenses	1,396,003	592,493
Total operating expenses	1,713,312	1,851,579

Income from operations	6,114,062	825,923

Non-operating income (expenses):
Interest income	555	260
Interest expenses	(19,506)	(28,466)
Other expenses	-	(5,121)
Total non-operating income (expenses)	(18,951)	(33,327)

Income before provision for income taxes	6,095,111	792,596

Provision for income taxes
Current income tax expense	449,896	-
Deferred income tax expense	1,073,882	198,149
Total provision for income taxes	1,523,778	198,149

Net Income	4,571,333	594,447

Less: Net income attributable to noncontrolling interest	11,050	(10,451)

Net Income attributable to the Company	$4,560,283	$604,898

Basic and diluted income per share	$0.27	$0.04

Weighted average number of shares	16,880,000	16,880,000

The accompanying notes are an integral part of these consolidated financial statements

F-5

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

CONSOLIDATED STATEMENT OF COMPRESENTATIVE INCOME

(Restated)

	For the Year Ended
	September 30,
	2009	2008

Net income	$4,571,333	$594,447
Other comprehensive income, net of tax:
Effects of foreign currency conversion	6,905	(62,193)
Total other comprehensive, not of tax	6,905	(62,193)
Comprehensive income	4,578,238	532,254
Comprehensive income attributable to the noncontrolling interest	9,456	18,337
Comprehensive income attributable to the Company	$4,568,782	$513,917

F-6

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

CONSOLIDATED STATEMENT OF CHANGES IN OWNERS' EQUITY

(Restated)

	Jiangsu Zhenyu Environmental Protection Technology Co., Ltd. Owners
			Retained	Accumulated	Total
		Additional	earnings	Other	the Company's
	Registered	paid in	(Accumulated	comprehensive	Owners'	Non Controlling	Total
	capital	capital	deficits)	income (loss)	Equity	Interest	Equity

Balance at September 30, 2007	$2,140,116	$169,194	$(3,480,485)	$28,880	$(1,142,295)	$282,634	$(859,661)

Net income attributable to the Company	-	-	604,898	-	604,898	-	604,898
Net income for non-controlling interest	-	-	-	-	-	(10,451)	(10,451)
Foreign currency translation gain (loss)	-	-	-	(90,981)	(90,981)	28,788	(62,193)
Balance at September 30, 2008	2,140,116	169,194	(2,875,587)	(62,101)	(628,378)	300,971	(327,407)

Net income attributable to the Company	-	-	4,560,283	-	4,560,283		4,560,283
Net income for non-controlling interest	-	-	-	-	-	11,050	11,050
Foreign currency translation gain (loss)	-	-	-	8,499	8,499	(1,594)	6,905
Balance at September 30, 2009	$2,140,116	$169,194	$1,684,696	$(53,602)	$3,940,404	$310,427	$4,250,831

The accompanying notes are an integral part of these consolidated financial statements

F-7

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD. AND SUBSIDIARY

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Restated)

	For The Years Ended
	September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interest	$4,571,333	$594,447
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	143,567	134,284
Bad debt expense	428,632	99,895
Impairment of fixed assets	9,597	5,346
Deferred tax expense and deferred tax benefit	1,073,882	198,149
Decrease (increase) in current assets:
Restricted cash	(80,772)	60,829
Accounts receivable	(578,255)	1,129,250
Other receivable	69,640	(80,731)
Inventory	1,753,510	1,065,727
Prepaid expenses	(9,086)	(13,792)
Advances to suppliers	(71,566)	94,180
Refundable security deposit	(914,323)	(20,220)
Increase (decrease) in current liabilities:
Accounts payables and accrued expenses	279,359	(1,935,781)
Others payable	(258)	248
Salaries and welfare payable	(18,098)	(120,372)
Taxes payable	409,887	10,364
Advance from customers	(198,960)	(1,667,338)
Net cash provided by operating activities	6,868,089	(445,515)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(7,618)	(752,335)
Net cash used in investing activities	(7,618)	(752,335)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the CEO	-	780,210
Repayments to the CEO	(1,264,693)	(161,751)
Repayment of long term loans	(5,431,647)	-
Net cash used in financing activities	(6,696,340)	618,459

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(11,476)	63,605

NET CHANGE IN CASH AND CASH EQUIVALENTS	152,655	(515,786)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	386,112	901,898

CASH AND CASH EQUIVALENTS, END OF YEAR	$538,767	$386,112

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$8,663	$4,904
Interest paid	$19,506	$28,466

The accompanying notes are an integral part of these consolidated financial statements

F-8

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company restated its previously issued financial statements. The Management believes such restatements reflect corrections of errors and omissions of material disclosures in the historical financial statements, in accordance with US GAAP.

Restatement to cash and cash equivalents

We included "advance to employees" in cash and cash equivalents in our previously issued reports. We now have concluded that we should present "advance to employees" as others receivable.

Restatement to accounts receivable and bad debt expenses

When we prepared the restated financial statements, we reviewed the collection history of our accounts receivable. Based our review, we made adjustments to the allowance for doubtful accounts and the bad debt expenses.

Restatement to gross revenue

We net the sales tax and sales tax affixation for the installation projects in our gross revenue in our previously issued reports. We now have concluded that we should include the sales tax and sales tax affixation into the costs of revenue, instead of netting then from the gross revenue, pursuant to the local tax laws.

Restatement to inventory and costs of revenue

In our previously issued reports, we did not match the costs of installation projects with the revenue recognized from the relevant projects. We now have concluded that we should match the costs of installation projects with the revenue recognized from the relevant projects, and made adjustments to the inventory and costs of revenues.

Restatement to property, plant and equipment and depreciation expenses

We did not record the impairment of property, plant and equipment In our previously issued reports. We now have concluded that we should review the impairment of property, plant and equipment when we prepare the financial statements. Based on our review, we made adjustments to our property, plant and equipment and relevant depreciation expenses.

Restatement to interest income

We included interest income into the general and administrative expenses in our previously issued reports. We now have concluded that we should present the interest income in the other income.

F-9

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND BASIS OF PRESENTATION

Jiangsu Zhenyu Environmental Protection Technology Co., Ltd. (“Zhenyu” or the “Company”), formerly known as Yixing Zhenyu Water Treatment Equipment Factory, was incorporated in Yixing City, Jiangsu Province, People’s Republic of China ("China" or "PRC”) on March 28, 1993 as a limited liability company, with an initial registered capital of RMB 1,880,000 (equivalent to $227,135), which was increased to RMB 16,880,000 (equivalent to $2,038,353) in May 2000 and has been fully contributed by owners. Zhenyu is engaged in the business of design, manufacture, and installation of waste water treatment equipment for the environmental protection purposes in China.

The Company owns 75% equity interest in Jiangsu Jinyu Environmental Engineering Co., Ltd. (“Jinyu”), a sino-foreign joint venture established under the laws of PRC on March 22, 2002 in Yixing City, Jiangsu Province, China, with a registered capital of $1,120,000 which has been fully contributed by owners. The principle business activities of Jinyu include the research and development, manufacturing, marketing and sales of water treatment equipment, and installation of waste water treatment facility in the PRC.

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP"). Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP. The difference between PRC GAAP accounts of the Company and its US GAAP consolidated financial statements is immaterial.

The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiary, Jinyu. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Non-controlling interest

Non-controlling interest results from the consolidation of 75% owned subsidiary, Jiangsu Jinyu Environmental Engineering Co., Ltd.

F-10

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the consolidated financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, taxes and other similar charges. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates.

Subsequent Events

As required by FASB ASC 855 “Subsequent Events”, the Company evaluated subsequent events through the date of issuance of these financial statements. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains its cash and cash equivalents with various financial institutions in the PRC which do not provide insurance for the amounts on deposit. The Company has not experienced any losses in such accounts and the management believes it is not exposed to significant risks on its cash and cash equivalents in the bank accounts.

F-11

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Restricted Cash

Restricted cash is cash set aside to provide a guarantee for execution of contracts and is subject to withdrawal restrictions. Prior to the start of the sales of equipment or installation of waste water treatment facility projects, the Company is required to maintain certain deposits, as restricted cash, with the PRC financial institutions to provide a guarantee to the Company’s industrial or municipal clients in relation to the execution of the sales of equipment contracts or the installation contracts of waste water treatment facility projects. These deposits are non-interest bearing and normally equivalent to 5% to 10% of the contract price or the amount specifically descripted in the contracts, and are subject to withdrawal restrictions up to the completion of the sales of equipment contracts, or one year after completion of the installation projects, or for a period specifically descripted in the contacts. We record the restricted cash as current assets or non-current assets based on the term when the cash was set aside. The Company has not experienced any losses in withdrawal of the restricted cash and the management believes that no allowance is considered necessary.

Accounts receivable

Accounts receivables consist of trade receivables resulting from sales of products during the normal course of business. The Company carries accounts receivable at the invoiced amount without bearing interest, less an allowance for doubtful accounts. Allowances for doubtful accounts are recorded as a general and administrative expense. The Company evaluates the adequacy of the allowance for doubtful accounts at least quarterly and computes the allowance for doubtful accounts based on the history of actual write-offs. The Company also performs a subjective review of specific large accounts to determine if an additional reserve is necessary. The formula for calculating the allowance closely parallels the Company’s history of actual write-offs and account adjustments based upon contractual terms. In circumstances in which we receive payment for accounts receivable which have previously been written off, we reverse the allowance and bad debt expenses.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

F-12

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory is stated at the lower of cost or market using a weighted average method. Inventory consists of raw materials, work in process and finished goods. Raw materials consist of steel, polyresen, silicone and filtering components used in manufacturing of water treatment equipment. Cost of finished goods included direct costs of raw materials as well as direct labor used in production and an allocated portion of manufacturing overheads.

The management compares the cost of inventory with its market value and an allowance is made for estimated obsolescence or for writing down the inventory to its market value, if lower than cost.

Advance to suppliers

Advance to suppliers represent the payments made and recorded in advance for goods and services received. The Company makes advances to suppliers for the purchase of certain materials and equipment components. Advances to suppliers are short-term in nature and are reviewed regularly to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the services or the goods become doubtful, or the fair value of the services or the goods ordered become lower than the purchase price.

Revenue recognition

The Company recognizes revenues in accordance with FASB ASC 605-10 “Revenue Recognition”. The Company sells waste water treatment equipment or facilities to various industrial or municipal clients through sales orders or equipment-bundled installation contracts. All of the Company’s sales and installation contracts are generally short-term in nature, range from three to six months. The Company recognizes sales based on the completed contract method. The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered and accepted, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which generally occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to satisfying the Company’s revenue recognition criteria are recorded as advance from customers.

Product warranty

The Company provides product warranty to its customers that all equipment manufactured by the Company will be free from defects in materials and workmanship under normal use for a period of one to two years from the date of shipment and installation. The Company's costs and expenses in connection with such warranties has been immaterial and the management believes that no product warranty reserve is considered necessary.

F-13

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses. The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to expense account in the year in which it is incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value. Estimated useful lives of the assets are as follows:

Plants and Buildings	20 years
Machinery and office equipment	10 years
Vehicles	5 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the profit and loss account and is the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in operations.

Intangible asset - Land Use Right

Intangible asset includes a land use right only. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the right to use the land). The land use right for a piece of land, approximately 2.62 acre (10,622 square meters), located in Gaocheng County, Yixing City, Jiangsu Provice, was originally acquired by Zhenyu for RMB 7,965,000 (then equivalent to $1,063,020) from the relevant PRC land authority in April 2007. Zhenyu has the right to use the land for 50 years on which the office premises, production facilities, and warehouse of Zhenyu are located, and the land use right is amortized on a straight-line basis over a period of 50 years.

Other payables

Other payables consist of balances for non-construction costs with unrelated companies and individuals with which the Company has business relationships. These amounts are unsecured, non-interest bearing and generally are short-term in nature.

F-14

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment, - and finite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Refundable security deposit

Refundable security deposit represents the security deposits withheld by the Company’s customers to warrant against potential defects for the sales of equipment or installation of water treatment projects. Refundable security deposit normally accounts for 5% to 10% of the total contract price and generally to be refunded within one to two years after the completion of the sales or the installation, depending on the various terms included in different equipment sales contracts or waste water treatment installation project contracts.

The Company's costs and expenses in connection with the product warranties covered by refundable security deposit have been immaterial and the management believes that no warranty accrual is considered necessary. If a refundable security deposits or portion of the refundable security deposit has not been received upon its maturity, we reclassify the balance to the accounts receivable, and an allowance will be recorded if the collectability becomes doubtful based on the management's review, just as we do for trade accounts receivable.

F-15

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of measurements

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

The carrying amounts reported in the balance sheets for cash and cash equivalents, restricted cash, accounts receivable, other current assets, short-term loans, accounts payable, taxes payable, advance from customers, other payables, and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be measured at fair value on a recurring basis on the consolidated balance sheets in accordance with ASC 820.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs". The advertising costs were immaterial for the year ended September 30, 2009 and 2008, respectively.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, "Research and Development". Research and development costs were $512,143 and $0 for the year ended September 30, 2009 and 2008, respectively.

F-16

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

China Contribution Plan

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution. The total provisions for such contribution was $16,181 and $14,654 for the year ended September 30, 2009 and 2008, respectively.

The Company made the provisions based on the number of qualified employees and the rate and base regulated by the government. However, the Company did not make full monthly contribution to these funds. In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to administrative fines. The Company has not experienced any such fines. The Management believes that these fines would be immaterial and no accrual for such fines has been made in this regard.

Due to the CEO

Due to the CEO is the temporally short-term loans from our chief executive office, director, and majority shareholder, Mr. Li Boping to finance the Company’s operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

F-17

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The Company’s financial information is presented in US dollars. The functional currency of the Company is Rimini (“RMB”), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than that RMB are included in the consolidated statements of income as exchange gains or loss. For financial reporting purpose, RMB has been translated into USD$ as the reporting currency in accordance with FASB ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

	2009	2008

Year end RMB: USD exchange rate	6.8263	6.7899
Annual average RMB: USD exchange rate	6.8340	7.0961

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

Statement of Cash Flows

In accordance with ASC 230 "Statement of Cash Flows", cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Value-added tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are produced and sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on purchase of raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

F-18

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales Tax

The Company derives revenue from waste water treatment facility installation projects, which is subject to the sales tax in the PRC. The sales tax is generally approximately 5% of the gross sales price and is included into the costs of revenue.

Sales Tax Affixation

Sales tax affixation is in connection with the sales tax and the VAT payment. Sales tax affixation is approximately 9% of the sales tax, or approximately 9% of the VAT payment. Sales tax affixation was paid whenever the sales tax or the VAT was paid. The Company presents the sales tax affixation in the costs of revenue.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting". The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

F-19

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting

FASB ASC 820, “Segments Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments, sales of waste water treatment equipment and equipment-bundled installation of waste water treatment facility.

Comprehensive income

FASB ASC 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with the ASC 260, “Earnings per share” which requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There are no potentially dilutive securities outstanding (options and warrants) for the the year ended September 30, 2009 and 2008, respectively.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivables and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivables.

F-20

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s operations are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Recent accounting pronouncements

In May 2009, the FASB issued guidance now codified as ASC Topic 855, “Subsequent Events” (“ASC 855”) which provides authoritative accounting literature related to evaluating subsequent events. ASC 855 is similar to the current guidance with some exceptions that are not intended to result in significant change to current practice. ASC 855 defines subsequent events and also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The Company’s disclosures have been updated to reflect the adoption of this standard.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162, now included in FASB ASC 105, “Generally Accepted Accounting Principles”. This guidance establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. This guidance explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants and is effective for the Company’s current reporting period. References made to FASB guidance throughout this document have been updated for the Codification.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”, now included in FASB ASC 810-10, “Consolidation”, which amends FASB Interpretation No. 46 (revised December 2003) to address the elimination of the concept of a QSPE. This guidance replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, this guidance provides more timely and useful information about an enterprise’s involvement with a variable interest entity and will become effective January 1, 2010. The adoption of this new guidance did not have a material effect on the Company’s financial position, results of operations, and cash flows.

F-21

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In August 2009, the FASB issued ASU 2009-5, “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value” (“FASB ASU 2009-5”), which provides a single definition of fair value, a framework for measuring fair value, and requires additional disclosure about the use of fair value to measure assets and liabilities. ASU 2009-05 provides clarification for circumstances in which a quoted price in an active market for the identical liability is not available. In such circumstances, a reporting entity is required to measure fair value using one or more of the following techniques: (1) a valuation technique that uses: (a) the quoted price of the identical liability when traded as an asset; or (b) quoted prices for similar liabilities or similar liabilities when traded as assets; or (2) another valuation technique that is consistent with the principles of Topic 820 such as an income approach or a market approach. The guidance provided in ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of this new guidance did not have a material effect on the Company’s financial position, results of operations, and cash flows.

In October 2009, the FASB issued ASU 2009-13, “Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements – a Consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The amendments in this update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this new guidance did not have a material effect on the Company’s financial position, results of operations, and cash flows.

F-22

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-	Accounts receivable

Accounts receivable consists of the following:

	September 30,	September 30,
	2009	2008

Accounts receivable	$1,511,308	$937,200
Less: Allowance for doubtful accounts	(557,076)	(128,444)
Accounts receivable, net	$954,232	$808,756

Bad debt expense charged to operations was $428,632 and $99,895 for the year ended September 30, 2009 and 2008, respectively.

Note 5-	Inventory

The inventory consists of the following:

	September 30,	September 30,
	2009	2008

Raw materials	$119,441	$1,011,725
Work-in-process	5,002	775,822
Finished goods	660,665	766,679
Total	$785,108	$2,554,226

No allowance for obsolete inventories was charged to operations for the year ended September 30, 2009 and 2008, respectively.

Note 6-	Property, Plant and Equipment

The detail of property, plant and equipment is as follows:

	September 30,	September 30,
	2009	2008

Building and warehouses	$1,647,432	$1,656,270
Machinery and equipment	251,996	250,375
Office equipment and furniture	71,847	67,539
Motor vehicles	49,164	49,428
Sub total	2,020,439	2,023,612
Less: accumulated depreciation	(483,000)	(364,549)
Total property, plant and equipment, net	$1,537,439	$1,659,063

Depreciation expense charged to operations was $120,257 and $111,835 for the year ended September 30, 2009 and 2008, respectively. Depreciation expense with respect to production equipment that was charged to cost of sales was $60,333 and $57,761 for the year ended September 30, 2009 and 2008, respectively. The remainder, depreciation expense attributable to equipment used in administration, was $59,924 and $54,074 for the year ended September 30, 2009 and 2008, respectively, and was included in general and administration expenses.

F-23

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7-	Land Use Right

The following is a summary of land use right, less amortization:

	September 30,	September 30,
	2009	2008

Land use right	$1,166,806	$1,173,066
Less: Amortization	(54,451)	(31,282)
Land use right, net	$1,112,355	$1,141,784

Amortization expense charged to operations was $23,310 and $22,449 for the year ended September 30, 2009 and 2008, respectively. Amortization expense with respect to the area where the production facility is located was charged to cost of revenues was $8,969 and $7,487 for the year ended September 30, 2009 and 2008, respectively. The remainder, amortization expense attributable to the area where the administration facility is located , was $14,341 and $14,962 for the year ended September 30, 2009 and 2008, respectively, and was included in general and administration expenses.

Note 8-	Short-Term Bank Loan

Short-term bank loans represent amounts due to a local bank and are due on the dates indicated below. These loans generally can be renewed with the bank. Short-term bank loans at September 30, 2009 and 2008 consisted of the following:

	September 30,	September 30,
	2009	2008

a) Loan payable to China Construction Bank 1 year term from 6/27/2008 to 6/26/2009 a fixed interest rate of 0.556% per month	$-	$294,555

b) Loan payable to China Construction Bank 1 year term from 7/8/2009 to 7/7/2010, a fixed interest rate of 0.487% per month	292,983	-
Total	$292,983	294,555

The loan payable to China Construction Bank Yixing Branch was originally one year term from June 7, 2007 to June 6, 2008 with a fixed interest rate of 0.5703% per month. The loan was first renewed in 2008 for another year upon maturity for a higher fixed rate of 0.556% per month, and then renewed once again in 2009 for one more year with a lower fixed rate of 0.487% per month. The new maturity date is July 7, 2010. The Company paid back this loan in December 2009. The Company pledged a land use right in the amount of $249,036 (RMB 1.7 million) as well as a building in the amount of 73,246 (RMB 500,000) as collateral for the loans (a) and (b) shown above.

Interest expense for the above short term loans totaled $19,506 and $28,466 for the years ended September 30, 2009 and 2008, respectively. We remitted interest payment upon receiving the bank's monthly notice. The interest amount in the bank's notice may be different from the amount calculated based on the interest rate descripted in the loan agreements.

F-24

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	Long-Term Loans

Long-term loans represent amounts due to unrelated companies and are due on the dates indicated below. As of September 30, 2008, the Company borrowed $5,466,944 from several non-related companies. These loans were intended to be free of interest and have been repaid to these unrelated companies as of September 30, 2009. The long-term loans include the following:

	September 30,	September 30,
	2009	2008

a) Loan payable to Yixing Yulong Environmental Protection Co., Ltd. 18 months term, due on 6/27/2007, bear no interest	$-	$533,145

b) Loan payable to Yixing Yulong Environmental Protection Co., Ltd. three year term, due on 1/27/2009, bear no interest	-	2,061,886

c) Loan payable to Yixing Tianma Environmental Protection Engineering Co., Ltd. 18 months term, bear no interest, maturing in 6/1/2007	-	1,472,776

d) Loan payable to Jiangsu Guangyang Environmental Protection Co.,Ltd. 18 months term, bear no interest, maturing on 5/17/2007	-	1,399,137

Total	$-	$5,466,944

Note 10-	Income Taxes

The Company is governed by the Income Tax Law of the People’s Republic of China concerning private-run enterprises, which are generally subject to income tax at statutory rate on income reported in the statutory financial statements after appropriate tax adjustments.

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the New CIT Law), which is effective from January 1, 2008. Under the new law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%, replacing the old tax rate of 33%. However, pending the detailed implementation rulings from the tax authorities, we believe that some of the tax concession granted to eligible companies prior to the new CIT laws will be grand fathered.

F-25

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10-	Income taxes (continued)

The following table reconciles the U.S. statutory rates to The Company’s effective tax rate for the years ended September 30, 2009 and 2008:

	For the years ended September 30,
	2009	2008

China Statutory income tax rate	25.00%	25.00%
Net operating loss carry-forward	-17.62%	-25.00%
Effective tax rate	7.38%	0.00%

The Company and its majority owned subsidiary, Jinyu suffered operating losses in the prior years' operations. For the Chinese income tax purpose, these operating losses can be carried forward in in a 5-year period and be available to reduce future years' taxable income. Management believes that the realization of the deferred tax asset arising from these operating losses is the best interest to the Company's business operations to offset future taxable income.

Deferred income tax reflects the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statements purposes and the amounts used for income tax purposes, and operating loss carry-forward.

The components of deferred tax assets consist of the following:

Name of the companies	Zhenyu	Jinyu	Total

Deferred tax assets @ September 30, 2007 Income (loss) before income tax in 2008	$1,287,678	$39,944	$1,327,622

Zhenyu	$848,330
Jinyu	(55,734)
Total	$792,596

Deferred tax benefit (expense) utilized	(212,083)	13,934	(198,149)
Other comprehensive income, net of tax: effects of foreign currency conversion	(8,384)	(551)	(8,935)
Deferred tax assets @ September 30, 2008 Income (loss) before income tax in 2009	$1,067,211	$53,327	$1,120,538

Zhenyu	$6,036,177
Jinyu	58,934
Total	$6,095,111

Deferred tax benefit (expense) utilized	*	(1,059,148)	(14,734)	(1,073,882)
Other comprehensive income, net of tax: effects of foreign currency conversion		(8,063)	872	(7,191)
Deferred tax assets @ September 30, 2009		$-	$39,465	$39,465

*  This amount included the effects of foreign currency conversion.

F-26

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10-	Income Tax (continued)

Income taxes consist of the following:

	For the Year Ended September 30,
	2008
Name of the companies	Zhenyu	Jinyu	Total

Income (loss) before income tax provision	$848,330	$(55,734)	$792,596

Current income tax expense	-	-	-
Deferred income tax expense (benefit)	212,083	(13,934)	198,149
Total provision for income taxes	$212,083	$(13,934)	$198,149

	For the Year Ended September 30,
	2009
Name of the companies	Zhenyu	Jinyu	Total

Income (loss) before income tax provision	$6,036,177	$58,934	$6,095,111

Current income tax expense	449,896	-	449,896
Deferred income tax expense (benefit)	1,059,148	14,734	1,073,882
Total provision for income taxes	$1,509,044	$14,734	$1,523,778

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

The Company adopted the provisions of Accounting for Uncertainty in Income Taxes on January 1, 2007. The provisions clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with the standard “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of Accounting for Uncertainty in Income Taxes also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company may from time to time be assessed interest or penalties by local tax jurisdictions. In the event it receives an assessment for interest and/or penalties, it will be classified in the financial statements as tax expense.

F-27

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11-	Taxes payable

The taxes payable consists of the following:

	September 30,	September 30,
	2009	2008
Income tax payable	$415,386	$-
VAT payable	2,913	63,373
Other taxes payable	10,803	10,759
Total taxes payable	$429,102	$74,132

Note 12-	Non-Controlling Interest

Non-controlling interest represents the minority stockholders’ proportionate share of 25% of the equity of Jiangsu Jinyu Environmental Engineering Co., Ltd.

The Company’s controlling interest requires that Jinyu’s operations be included in the Company’s Consolidated Financial Statements

A reconciliation of minority interest as the following:

Balance as of September 30, 2007	$282,634
Proportionate share of Net Income (loss) from Jinyu	(10,451)
Foreign currency translation gain (loss)	28,788
Balance as of September 30, 2008	$300,971
Proportionate share of Net Income from Jinyu	11,050
Foreign currency translation gain (loss)	(1,594)
Balance as of September 30, 2009	$310,427

Note 13-	Shareholder’s Equity

The Company’s total registered capital is RMB ¥16,880,000 as of September 30, 2009 and 2008, equivalent to $2,140,116.  The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records.  For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB ¥1.00 contributed.  Accordingly, there were total 16,880,000 shares issued and outstanding as of September 30, 2009 and 2008, respectively.

Note 14-	Concentration of Risks

Three major customers accounted for approximately 67.48% of our revenue in the year ended September 30, 2009, with each customer individually accounting for 35.29%, 16.54%, and 15.65%, respectively. Three major customers accounted for approximately 87.37% of our revenue in the year ended September 30, 2008, with each customer individually accounting for 32.49%, 32.31%, and 22.57%, respectively.

One major vendors provided approximately 11.92% of the Company’s purchases for the year ended September 30, 2009. Two vendors provided approximately 28.91% of the Company’s purchases for the year ended September 30, 2008, with each vendor individually accounting for 15.10% and 13.81%, respectively.

F-28

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-	Segment Reporting

The Company currently operates in two principal business segments, sales of waste water treatment equipment and equipment-bundled installation of waste water treatment facility, which are determined based upon differences in products and services. The Company does not allocate any operating expenses or assets to its two business segments as management does not use this information to measure the performance of the operating segments. Certain costs of revenues are shared between business segments. Also, no measures of assets by segment are reported and used by the chief operating decision maker. Hence, the Company has not made disclosure of total assets by reportable segments.

The summarized information by business segment follows:

	For the Year Ended
	September 30,
	2009	2008
REVENUE
Sales of Installation projects	$24,812,846	$7,626,873
Sales of equipment	1,549,499	1,102,891
Total revenue	$26,362,345	$8,729,764

COST OF SALES
Cost of installation projects	$17,328,028	$5,180,274
Cost of equipment	1,206,943	871,988
Total costs of revenue	$18,534,971	$6,052,262

GROSS PROFITS
Sales of Installation projects	$7,484,818	$2,446,599
Sales of equipment	342,556	230,903
Total gross profit	$7,827,374	$2,677,502

	September 30,	September 30,
	2009	2008

TOTAL ASSETS OF THE COMPANY	$7,207,818	$8,910,306

F-29

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	Commitments and Contingencies

Operating Lease

Our subsidiary, Jinyu leased a land use right for a piece of land, approximately 0.52 acre (2,100 square meters), located in Gaocheng County, Yixing City, Jiangsu Province, for a three-year period from March 22, 2008 to March 21, 2011, from the local government. The annual rent is RMB 50,000 (then equivalent to $7,140) and payable quarterly. The lease can not be automately renewed. The parties will negotiate a new lease if both parries desire to do so when the lease expires. Jinyu's office premises, production facilities, and warehouse are located in this piece of land. The rental expense was $8,780 and $8,455 for the year ended September 30, 2009 and 2008, respectively. The future lease payments for the lease are as following at September 31, 2009.

The Year Ending September 30,	Future Lease Payment

2010	$7,325
2011	3,662
$10,987

Lack of Insurance

The Company does not carry any business interruption insurance, products liability insurance or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that the investors would lose their entire investment in the Company.

The Company could be exposed to liabilities or other claims for which the Company would have no insurance protection. The Company does not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy except for property insurance policies with limited coverage. As a result, the Company may incur uninsured liabilities and losses as a result of the conduct of its business. There can be no guarantee that the Company will be able to obtain additional insurance coverage in the future, and even if it can obtain additional coverage, the Company may not carry sufficient insurance coverage to satisfy potential claims. If an uninsured loss should occur, any purchasers of the Company’s common stock could lose their entire investment.

Because the Company does not carry products liability insurance, a failure of any of the products marketed by the Company may subject the Company to the risk of product liability claims and litigation arising from injuries allegedly caused by the improper functioning or design of its products. The Company cannot assure that it will have enough funds to defend or pay for liabilities arising out of a products liability claim. To the extent the Company incurs any product liability or other litigation losses, its expenses could materially increase substantially. There can be no assurance that the Company will have sufficient funds to pay for such expenses, which could end its operations and the investors would lose their entire investment.

F-30

JIANGSU ZHENYU ENVIRONMENTAL PROTECTION TECHNOLOPGY CO., LTD.

(FORMERLY YIXING ZHENYU WATER TREATMENT EQUIPMENT FACTORY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	Commitments and Contingencies

The Company’s assets are located in PRC and revenues are derived from operations in PRC.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Control by Principal shareholders

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

F-31

T.O.D. TASTE ON DEMAND INC.

INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

On February 12, 2010, T.O.D. Taste On Demand Inc. (the “Company” or “Parent”) acquired all of the outstanding capital stock of Dragon Path International Limited, a British Virgin Islands corporation (“Dragon Path”), through China Environmental Protection Inc., a Nevada corporation (the “Merger Sub”) wholly owned by the Company. Dragon Path is a holding company whose only asset, held through a subsidiary, is 100% of the registered capital of Yixing Dragon Path Environment Technology Limited (“Yixing Dragon Path”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Dragon Path's operations are conducted in China through Yixing Dragon Path, and through contractual arrangements with Yixing Dragon Path’s consolidated affiliated entitity in China, Jiangsu Zhenyu Environmental Protection Technology Co. Ltd. (“Zhenyu”). Zhenyu is engaged in design, manufacture, and installation of waste water treatment equipment for environmental protection purposes.

In connection with the acquisition, the Merger Sub issued 100 shares of the common stock of the Merger Sub which constituted no more than 10% ownership interest in the Merger Sub in exchange for all the shares of the capital stock of Dragon Path (the “Share Exchange” or “Merger”). The 100 shares of the common stock of the Merger Sub were converted into approximately 16,150,000 shares of the common stock of the Company so that upon completion of the Merger, the shareholder of Dragon Path and his designees own approximately 95% of the common stock of the Company.

Before the closing of the Merger, the Company affected a 4.61896118 for 1 reverse split of the outstanding common stock of the Company, so that after such split there were approximately issued and outstanding 850,000 shares of common stock of the Company.

As a result of these transactions, persons affiliated with Zhenyu now own securities that in the aggregate represent approximately 95% of the equity in the Company. In addition, persons affiliated with Zhenyu will control the Board of Directors of the Company ten days after the notice pursuant to Rule 14f-1 is mailed to the shareholders of record.

In connection with the change of control contemplated by the Share Exchange, the directors and officers of the Company will be resigning from their positions and new directors and officers will be appointed effective upon the effectiveness of the Merger.

The transaction will be accounted for as a reverse merger under the purchase method of accounting since there was a change of control. Accordingly, Dragon Path will be treated as the continuing entity for accounting purposes.

The accompanying unaudited pro forma condensed consolidated balance sheet has been presented with consolidated subsidiaries at September 30, 2009. The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2009 and for the year ended June 30, 2008 has been presented as if the share exchange had occurred on July 1, 2007.

The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

F-32

T.O.D. TASTE ON DEMAND INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2009

		Jiangsu Zhenyu			Pro Forma
	T.O.D. Taste on	Environmental		Pro Forma	Consolidated
	Demand Inc.	Technology Co., Ltd.		Adjustments	Balance Sheet
ASSETS
Current Assets:
Cash & cash equivalents	$30	$538,767	a	(30)	$538,767
Restricted cash	-	80,863			80,863
Accounts receivable, net	-	954,232			954,232
Other receivables	-	106,738			106,738
Inventory	-	785,108			785,108
Prepaid expenses	-	43,496			43,496
Advance to suppliers	-	294,697			294,697
Deferred tax assets	-	39,465			39,465
Total current assets	30	2,843,366			2,843,366

Property and Equipment, net	-	1,537,439			1,537,439

OTHER ASSETS
Intangible assets-Land use right, net	-	1,112,355			1,112,355
Refundable security deposit	-	1,714,658			1,714,658

Total Assets	$30	$7,207,818			$7,207,818

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Bank loans (Note 8)	$14,129	$292,983	a	(14,129)	$292,983
Accounts payable	-	1,504,328			1,504,328
Salary and welfare payables	-	427,559			427,559
Other payables	-	20,509			20,509
Taxes payable (Note 11)	-	429,102			429,102
Advance from customers	-	278,955			278,955
Due to the CEO	-	3,551			3,551
Total current liabilities	14,129	2,956,987			2,956,987

Long-term Liabilities	3,072	-	a	(3,072)	-

Total Liabilities	17,201	2,956,987

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.001 par value. 10,000,000 shares authorized;
none issued as of September 30, 2009	-	-
Common stock, $0.001 par value; authorized 160,000,000 shares;
Issued and outstanding- 3,857,257 shares as of
September 30, 2009	3,857	-	b	(3,022)	835
			b	16,165	16,165
Registered capital	-	2,140,116	b	(2,140,116)	-
Additional paid-in capital	70,676	169,194	a,b	2,052,440	2,292,310
Deficit accumulated during the development stage	(91,704)	-	a,b	91,704	-
Accumulated other comprehensive income (loss)	-	(53,602)			(53,602)
Retained earnings (Accumulated deficits)	-	1,684,696			1,684,696
Non-controlling interesst	-	310,427			310,427
Total shareholders' Equity	(17,171)	4,250,831			4,250,831
Total Liabilities and Shareholders' Equity	$30	$7,207,818			$7,207,818

See Notes to Unauidted Pro Forma Consolidated Financial Statements

F-33

T.O.D. TASTE ON DEMAND INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS PERIOD FROM JULY 1, 2009 TO SEPTEMBER 30, 2009

		Jiangsu Zhenyu			Pro Forma
	T.O.D. Taste on	Environmental		Pro Forma	Consolidated
	Demand Inc.	Technology Co., Ltd.		Adjustments	Statements of Operation

Revenues
Sales	$-	$9,588,247			$9,588,247
Costs of Sales	-	5,768,646			5,768,646
Gross Profit	-	3,819,601			3,819,601

Operating Expenses
Selling expenses	-	1,826			1,826
General and administrative expenses	4,817	418,643	a	(4,817)	418,643
Total Operating Expenses	4,817	420,469			420,469

Income (Loss) from Operation	(4,817)	3,399,132			3,399,132

Other Income (Expense)
Interest income	-	100			100
Interest expenses	-	(5,285)			(5,285)
Other income (expense)	-	(1,144)			(1,144)
Total other income (expense)	-	(6,329)			(6,329)

Income (Loss) before Provision for
Income Tax and Non-controlling Interest	(4,817)	3,392,803			3,392,803

Provision for income taxes
Current income tax expense	-	449,896
Deferred income tax expense	-	398,305
Total provision for income taxes	-	848,201			848,201

Net Income	(4,817)	2,544,602			2,544,602

Less: Net income attributable to noncontrolling interest	-	(894)			(894)

Net Loss attributable to the Company	(4,817)	2,545,496			2,545,496

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	-	3,278			3,278

Comprehensive Income (Loss)	$(4,817)	$2,548,774			$2,548,774

Basic and Fully Diluted Earnings per Share	$(0.00)	$0.15			$0.15

Weighted average shares outstanding	3,857,257	16,880,000			17,000,000

See Notes to Unauidted Pro Forma Consolidated Financial Statements

F-34

T.O.D. TASTE ON DEMAND INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2009

		Jiangsu Zhenyu			Pro Forma
	T.O.D. Taste on	Environmental		Pro Forma	Consolidated
	Demand Inc.	Technology Co., Ltd.		Adjustments	Statements of Operation

Revenues
Sales	$-	$19,897,635			$19,897,635
Costs of Sales	-	14,605,307			14,605,307
Gross Profit	-	5,292,328			5,292,328

Operating Expenses
Selling expenses	27,737	333,182	a	(27,737)	333,182
General and administrative expenses	11,072	1,127,766	a	(11,072)	1,127,766
Total Operating Expenses	38,809	1,460,948			1,460,948

Income (Loss) from Operation	(38,809)	3,831,380			3,831,380

Other Income (Expense)
Interest income	94	556	a	(94)	556
Interest expenses	-	(20,211)			(20,211)
Other income (expense)	-	(3,977)			(3,977)
Total other income (expense)	94	(23,632)			(23,632)

Income (Loss) before Provision for
Income Tax and Non-controlling Interest	(38,715)	3,807,748			3,807,748

Provision for income taxes
Current income tax expense	-	-			-
Deferred income tax expense	-	897,852			897,852
Total provision for income taxes	-	897,852			897,852

Net Income	(38,715)	2,909,896			2,909,896

Less: Net income attributable to noncontrolling interest	-	19,587			19,587

Net Loss attributable to the Company	(38,715)	2,890,309			2,890,309
		-
Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	-	30,278			30,278

Comprehensive Income (Loss)	$(38,715)	$2,920,587			$2,920,587

Basic and Fully Diluted Earnings per Share	$(0.01)	$0.17			$0.17

Weighted average shares outstanding	3,785,596	16,880,000			17,000,000

See Notes to Unauidted Pro Forma Consolidated Financial Statements

F-35

T.O.D. TASTE ON DEMAND INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 and the unaudited pro forma condensed consolidated statement of income for three months ended September 30, 2009 and for the year ended June 30, 2009 to reflect the Share Exchange between the Company and Dragon Path:

a To record the spin-off of the Company’s assets and liabilities prior to the reverse acquisition;

b These adjustments reflect the recapitalization as a result of the transactions related to the share exchange.

F-36